UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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HealthExtras, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 1, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of HealthExtras, Inc. The meeting will be held at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102, on June 6, 2006 at 10:00 a.m., Eastern Time.

The Notice of Annual Meeting of Stockholders and the Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of PricewaterhouseCoopers LLP, the Company’s independent registered public accountants, will be present to respond to appropriate questions from stockholders.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

DAVID T. BLAIR

Chief Executive Officer

HEALTHEXTRAS, INC.

800 King Farm Boulevard

Rockville, Maryland 20850

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

The 2006 Annual Meeting of Stockholders of HealthExtras, Inc. (“Company”) will be held at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102, on June 6, 2006 at 10:00 a.m., Eastern Time, for the following purposes:

1.	To elect three directors of the Company to the class of directors whose term expires at the annual meeting of stockholders in 2009 and until their successors are elected and qualified; and to elect one director to the class of directors whose term expires at the annual meeting of stockholders in 2008 and until their successors are elected and qualified;

2.	To approve the HealthExtras, Inc. 2006 Stock Incentive Plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accountants for the Company for the fiscal year ending December 31, 2006; and

4.	To transact any other business that may properly come before the meeting.

NOTE: The Board of Directors is not aware of any other business to come before the meeting.

Stockholders of record at the close of business on April 21, 2006 are entitled to receive notice of the Annual Meeting and to vote at the meeting and any adjournment or postponement of the meeting.

Please complete and sign the enclosed proxy card, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

THOMAS M. FARAH

Corporate Secretary

Rockville, Maryland

May 1, 2006

IMPORTANT: The prompt return of proxies will save the Company the expense of further requests for proxies to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

PROXY STATEMENT

OF

HEALTHEXTRAS, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HealthExtras, Inc. (“HealthExtras” or the “Company”) to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company. The Annual Meeting will be held at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, Virginia 22102, on June 6, 2006 at 10:00 a.m., Eastern Time. This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about May 1, 2006.

VOTING AND PROXY PROCEDURE

Who Can Vote

You are entitled to vote your shares of HealthExtras common stock if the records of the Company show that you held your shares as of the close of business on April 21, 2006. As of the close of business on that date, 40,554,564 shares of HealthExtras common stock were outstanding. Each share of common stock is entitled to one vote.

Attending the Meeting

If you are a beneficial owner of HealthExtras common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your bank or broker are examples of proof of ownership. If you want to vote your shares of HealthExtras common stock held in street name in person at the meeting, you will have to get a written proxy or vote authorization in your name from the broker, bank or other nominee who holds your shares.

Vote Required

A quorum consisting of a majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on Proposal 1 regarding the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors will be elected by a plurality of the votes cast for the election of directors in the applicable class of directors. This means that the nominees for election as directors in a particular class of directors receiving the greatest number of votes will be elected in that class. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting on Proposal 2 regarding approval of the HealthExtras, Inc. 2006 Stock Incentive Plan, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Approval of the 2006 Stock Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to be cast on the proposed approval of the Plan. Abstentions will have the same effect as a vote against Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

In voting on Proposal 3 regarding the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants, you may vote in favor of the proposal, vote against the proposal or abstain from voting. Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the votes cast on the matter. Votes that are withheld and broker non-votes will have no effect on the outcome of Proposal 3.

Voting by Proxy

This Proxy Statement is being sent to you on behalf of the Board of Directors of HealthExtras for the purpose of requesting that you vote your shares at the Annual Meeting. We encourage you to vote promptly. All stockholders who are entitled to vote on the matters that come before the Annual Meeting have the opportunity to do so whether or not they attend the meeting in person. If you hold your shares through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to vote your shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If you are a registered stockholder and are unable to attend the Annual Meeting, you can vote your shares by marking, dating and signing the enclosed proxy card and returning it promptly by mail in the enclosed postage-paid envelope to allow your shares to be represented and voted in accordance with your instructions at the Annual Meeting by the persons named as proxies on the proxy card.

All shares of HealthExtras common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you submit a signed proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends a vote FOR each of its nominees for director, FOR approval of the HealthExtras, Inc. 2006 Stock Incentive Plan and FOR ratification of PricewaterhouseCoopers LLP as independent registered public accountants.

If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, your HealthExtras common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your shares have been voted at the Annual Meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

PROPOSAL 1–ELECTION OF DIRECTORS

The Board of Directors currently has nine members and is divided into three classes, each as equal in number as possible. The members of each class serve three-year terms that are staggered with the three-year terms of each of the other two classes such that approximately one-third (1/3) of the Board is elected annually.

On June 7, 2005 the Board of Directors increased its membership from ten to eleven and appointed Michael R. McDonnell to fill the vacancy that was created by that increase. Mr. McDonnell was placed in the class of directors whose terms expire at this Annual Meeting. In addition, on April 6, 2006, the Board of Directors reduced its membership from eleven to nine as a result of the resignations of three Board Members and the appointment of Kenneth A. Samet to fill one of the vacancies created by those resignations. The three directors who resigned were Thomas J. Graf and Deanna D. Strable-Soethout (each of whom was an executive of the Principal Financial Group, Inc. or its operating subsidiary) and Frederick H. Graefe.

In light of these changes in the size of the Board, and the fact that there currently are four Directors in the class of Directors whose terms expire at this Annual Meeting, three of those four directors have been nominated by the Board for election at this Annual Meeting in the class of directors whose terms will expire at the 2009 annual meeting and when their successors are elected and qualified. The fourth director in the 2006 class of directors has been nominated for election as a director in the class of directors whose terms expire at the 2008 annual meeting and when their successors are elected and qualified.

The three nominees whose terms will expire in 2009 are Steven B. Epstein, Michael R. McDonnell and Dale B. Wolf, and the nominee whose term will expire in 2008 is Daniel J. Houston. Mr. Epstein and Mr. Wolf are current members of the Board who have served for at least one full three-year term. Mr. Houston was appointed to the Board on April 29, 2005, and Mr. McDonnell was appointed to the Board on June 7, 2005. The Board has determined that all of the director nominees are independent under the Nasdaq Stock Market Rules.

If any nominee is unable to serve, the persons named as proxies on the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of all of the nominees.

Directors and Executive Officers

The following table sets forth certain information with respect to the directors, executive officers and nominees for director of the Company as of April 21, 2006.

Name	Age	Position	Director Since
Nominees for terms expiring in 2009
Steven B. Epstein	62	Director	2003
Michael R. McDonnell(1)	42	Director	2005
Dale B. Wolf	51	Director	2003

Nominee for term expiring in 2008
Daniel J. Houston(2)	44	Director	2005

Continuing Directors whose terms expire in 2008
David T. Blair(3)	36	Director & Chief Executive Officer	1999
Kenneth A. Samet(4)	48	Director	2006

Continuing Directors whose terms expire in 2007
Thomas L. Blair(3)	61	Director	1999
William E. Brock	75	Director	2000
Edward S. Civera	54	Chairman	2000

Name	Age	Position	Director Since
Executive Officers who are not Directors
Michael P. Donovan	47	Chief Financial Officer & Treasurer
Thomas M. Farah	52	General Counsel & Secretary
Nick J. Grujich	43	Executive Vice President & Chief Operating Officer

(1)	Mr. McDonnell was appointed to the Board on June 7, 2005 to fill the vacancy created by an increase in the number of seats on the Board of Directors.
(2)	Mr. Houston is an employee of Principal Financial Group, Inc. and was appointed to the Board on April 29, 2005 to fill the vacancy created by the resignation of Carey G. Jury, who was also an employee of the Principal Financial Group, Inc.
(3)	Thomas L. Blair is the father of David T. Blair.
(4)	Mr. Samet was appointed to the Board on April 6, 2006 to fill the vacancy created by the resignation of Frederick H. Graefe.

Biographical Information of Nominees For Director

For Terms Expiring in 2009

Steven B. Epstein (Director since 2003) is a founding member of the law firm of Epstein Becker & Green, P.C., one of the first law firms to specialize in health care law when established in 1973, and which has since grown to over 350 attorneys with 11 domestic offices. Mr. Epstein currently serves as the senior partner in the firm’s Washington, DC office and is a member of the firm’s Board of Directors and Executive Committee. In 1972, prior to founding Epstein Becker & Green, Mr. Epstein was a legal consultant to the U.S. Department of Health, Education and Welfare. He currently serves on the boards of directors and boards of advisors of numerous health care and venture capital companies and educational institutions, including Emergency Medical Services Corp. (NYSE: EMS) and Discovery Holdings Ltd. (JSE: DSY), a publicly held company in Johannesburg, South Africa.

Michael R. McDonnell (Director since 2005) has served as Executive Vice President and Chief Financial Officer of MCG Capital Corporation (Nasdaq: MCGC), a financial services company providing financing and advisory services to a variety of middle market companies. From 2000 to 2004, Mr. McDonnell served as Chief Financial Officer of EchoStar Communications Corporation (Nasdaq: DISH), and from 1986 to 2000, he was with PricewaterhouseCoopers LLP, where he was admitted as a partner in 1996.

Dale B. Wolf (Director since 2003) was elected Chief Executive Officer and to the Board of Directors of Coventry Health Care, Inc. (NYSE: CVH) effective January 2005. Prior to that, he served as Executive Vice President, Chief Financial Officer and Treasurer of Coventry from 1996 through 2004. From 1995 to 1996, Mr. Wolf was Executive Vice President of SpectraScan Health Services, Inc., a womens’ health care services company. In 1995, Mr. Wolf served as Senior Vice President of Business Development for the MetraHealth Companies, Inc., a managed health care company, and from 1988 to 1994, he was Vice President, Special Operations, of the Managed Care and Employee Benefits Operations of The Travelers, an insurance company.

For Terms Expiring in 2008

Daniel J. Houston (Director since 2005) has served as a Senior Vice President of Principal Financial Group, Inc. (NYSE: PFG) since 2000. Mr. Houston has held several positions with the Principal Financial Group since 1984, including being named Regional Director of Group and Pension Sales in 1990, Regional Vice President in 1993, and Vice President in 1997. He serves on the board of directors for several entities that are affiliates of Principal Financial Group, including Executive Benefit Services, Principal Financial Advisors, Principal Trust Company (Asia) Limited and Principal Bank, as well as a member and Chairman of the Board of Professional Pensions, Inc., Trustar Retirement Services and BCI Group, Inc.

Biographical Information of Continuing Directors

Whose Terms Expire in 2008

David T. Blair (Chief Executive Officer and Director since 1999) initially joined a predecessor of HealthExtras in 1997 as Chief Financial Officer. From 1995 to 1997, Mr. Blair was the Finance Manager of United Payors & United Providers, Inc. At United Payors & United Providers, Mr. Blair focused on its initial public offering and several strategic acquisitions. In 1994, Mr. Blair co-founded the Continued Health Care Benefit Program, which administers health care benefits to individuals leaving the United States Armed Forces. In 1995, this program was merged into United Payors & United Providers.

Kenneth A. Samet (Director since April 2006) has served as the President & Chief Operating Officer of MedStar Health, Inc., the largest integrated health care delivery system in the Mid-Atlantic region since 2000. From 1990 to 2000 Mr. Samet was the President of Washington Hospital Center, and from the mid-1980’s to 1990 he held a variety of executive leadership positions with the Medlantic Healthcare Group, which merged with Helix Health in 1998 to create MedStar Health, Inc. In 1996, Mr. Samet was named the national Young Healthcare Administrator of the Year by the American College of Healthcare Executives. Previously, Mr. Samet served as the Treasurer of the Maryland Hospital Association’s Executive Committee, as a member of the boards of the National Committee for Quality Health Care, the Capital Community Health Plan and the University of Maryland School of Nursing, and chaired the board of the District of Columbia Hospital Association. Mr. Samet currently serves on the board of directors of the American Hospital Association and as the Chairman of the AHA Regional III Policy Board.

Whose Terms Expire in 2007

Thomas L. Blair (Chairman of the Board until June 7, 2005 and Director since 1999) is the founder of HealthExtras and its predecessors, and is currently the Chairman of the Board of Directors of both FedMed, Inc. and United Medical Bank, F.S.B. Mr. Blair served as Chairman and Chief Executive Officer of United Payors & United Providers, Inc., a publicly traded company. In 1989, Mr. Blair founded America’s Health Plan, Inc. and served as its President and Chief Executive Officer from 1989 to 1992. From 1977 until 1988, Mr. Blair was a principal of Jurgovan & Blair, Inc., which developed and managed health maintenance organizations.

William E. Brock (Director since 2000) is the founder and senior partner of The Brock Offices, a consulting firm specializing in international trade, investment and human resources. He is Senior Counselor for, and Trustee of, the Center for Strategic and International Studies in Washington, DC. A founder of the National Endowment for Democracy, he served as its Chairman from 1988 to 1991. From 1985 to 1987, he served as the United States Secretary of Labor, and from 1981 to 1985, he was United States Trade Representative. Mr. Brock also served for eight years as a member of the United States House of Representatives and for six years as a member of the United States Senate. He was recognized by the Financial Times of London, among others, as a principal ‘father’ of the Uruguay Round of Trade Negotiations and of its result, the World Trade Organization. Mr. Brock currently serves as a director on the boards of On Assignment, Inc. (Nasdaq: ASGN), Strayer Education, Inc. (Nasdaq: STRA) and Res-Care Inc. (Nasdaq: RSCR).

Edward S. Civera (Chairman of the Board as of June 7, 2005 and Director since 2000) is a business executive with over 30 years of experience in operations, accounting and finance from both the public accounting and corporate perspective. He is currently the Managing General Partner at Civera Investment Partnership, a private investment partnership that consults on financial, as well as merger and acquisition strategies. From 1997 to 2001, Mr. Civera was the Chief Operating Officer and Co-Chief Executive Officer of United Payors & United Providers, Inc., and worked with Thomas L. Blair in the founding of HealthExtras. Prior to his position at United Payors & United Providers, Mr. Civera spent 25 years with Coopers & Lybrand (now PricewaterhouseCoopers LLP), the last 15 years as both a partner and managing partner focused on financial advisory and auditing services. Mr. Civera also currently serves on the boards of directors of MCG Capital Corporation (Nasdaq: MCGC), The Mills Corporation (NYSE: MLS) and MedStar Health, Inc., a non-profit health care delivery organization.

Biographical Information of Executive Officers Who Are Not Directors

Michael P. Donovan joined HealthExtras in April 1999 as Chief Financial Officer. From early 1998 until early 1999, Mr. Donovan was engaged in a variety of technology and business development activities for HealthExtras. From 1992 to 1997, Mr. Donovan served as Senior Vice President of Business and Technology Development for PHP Healthcare Corporation. From 1989 to 1992, Mr. Donovan served as Chief Financial Officer of Direct Health, Inc. Prior to that, Mr. Donovan was a Senior Manager for KPMG, LLP, then KPMG Peat Marwick, responsible for a variety of technology and health care clients.

Thomas M. Farah joined HealthExtras in March 2002 as General Counsel, and was appointed Corporate Secretary of the Company in March 2003. Prior to joining HealthExtras, Mr. Farah was General Counsel of Federal Medical, Inc. From 1986 through 2000, Mr. Farah was a member, and from 1978 to 1986 he was an associate, of the law firm of Epstein Becker & Green, P.C. in its Washington, DC office. Mr. Farah’s practice involved providing legal advice to health care companies on regulatory, corporate and transactional matters.

Nick J. Grujich joined HealthExtras in June 2005 as Executive Vice President and Chief Operating Officer of the Company. Mr. Grujich has been responsible for the operations of the Company’s subsidiary, Catalyst Rx, since February 2005. From 1997 to 2005, Mr. Grujich served in various positions including Director of Finance, Senior Director of Finance and Vice President of Finance and Administration for Eckerd Health Services, a division of Eckerd Corporation (which, until August 2004, was a subsidiary of J.C. Penney Company, Inc.), specializing in pharmacy benefits management and mail order pharmacy services. From 1994 to 1997, Mr. Grujich served as Assistant Controller, Director of Finance, and Director of Practice Management of Penn Group Medical Associates, an affiliate of HealthAmerica, a subsidiary of Coventry Health Care, Inc.

PROPOSAL 2–APPROVAL OF THE 2006 STOCK INCENTIVE PLAN

General

On April 6, 2006, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the HealthExtras, Inc. 2006 Stock Incentive Plan (the “2006 Plan” or the “Plan”). The 2006 Plan will become effective as of the date it is approved by the Company’s stockholders.

Our Board of Directors has determined that the ability to provide key personnel and outside directors with equity-based compensation is an important element of our overall compensation strategy and that equity-based compensation will allow us to attract and retain qualified directors, officers and employees. As of March 31, 2006, only 446,234 shares remain available for the grant of options and as awards of restricted stock to employees, and no shares remain available for the grant of options to outside directors under our existing stock plans. As of that date, there were outstanding options to purchase 3,847,352 shares of common stock, with a weighted average exercise price of $7.07 and remaining term of 6.09 years, and 522,750 shares of unvested restricted stock outstanding. The maximum number of shares that we may issue pursuant to awards granted under the 2006 Plan is 1,500,000, subject to reduction depending on the type of awards granted. The Board of Directors believes that the additional shares authorized by the 2006 Plan are needed to meet the Company’s recruitment and retention goals.

A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2006 Plan, which is attached to this Proxy Statement as Exhibit A.

Summary of the Plan

Purpose. The purpose of the 2006 Plan is to encourage and enable selected employees, outside directors and independent contractors to acquire or increase their holdings of common stock and other proprietary interests in us in order to promote a closer identification of their interests with the interests of our stockholders, thereby further stimulating their efforts to enhance our efficiency, soundness, profitability, growth and stockholder value.

Eligibility. All employees, outside directors and selected independent contractors are eligible to participate in the 2006 Plan.

Administration. The 2006 Plan will be administered by our Board of Directors or a committee appointed by the Board of Directors. The Board of Directors or designated committee will have the authority to: designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations it deems advisable to administer the Plan; and make all other decisions and determinations that may be required under the Plan. All decisions made by the Board of Directors or committee shall be made in the sole discretion of the Board or committee and will be binding on HealthExtras, Inc. and the 2006 Plan participants.

Shares Available for Awards/Limitations on Awards. Subject to adjustment as provided in the 2006 Plan, the maximum aggregate number of shares of Company common stock available under the 2006 Plan is 1,500,000. In order to allow maximum flexibility in designing an appropriate equity compensation strategy, the proposed plan provides that awards of stock options and Stock Appreciation Rights (“SARs”) will be counted against the maximum number of shares 1-to-1 ratio and awards other than stock options and SARs will be counted in a 1.45-to-1 ratio. For example, if we wish to issue 100 shares of restricted stock, the maximum number of remaining shares available for grant under the 2006 Plan would be reduced by 145 shares of common stock. In addition, SARs exercised and settled in shares of common stock will be counted in the full amount exercised against the number of shares available for grant under the 2006 Plan, regardless of the number of net shares issued upon settlement of the SARs. In other words, if an SAR related to 100 shares was exercised and settled by the issuance of 70 shares, the maximum number of shares remaining available for award under the 2006 Plan would be reduced by 100 shares.

The maximum number of shares of Company common stock that we may issue under the 2006 Plan pursuant to the grant of incentive stock options is 1,500,000 or, if less, the maximum number of shares issuable under the 2006 Plan. In addition, (i) we may not grant to any participant options and SARs that are not related to an option for more than 1,000,000 shares of common stock in any thirty six (36) month period; (ii) we may not grant to any participant restricted, performance share and phantom stock awards for more than 500,000 shares of common stock in any thirty-six (36) month period; and (iii) participants may not be paid more than $2,000,000 with respect to any cash-denominated performance units granted in any single calendar year, subject to adjustments as provided in the 2006 Plan. For purposes of these restrictions, we will treat an option and related SAR as a single award.

The following will not reduce the remaining shares available for issuance pursuant to awards under the 2006 Plan: (i) dividends, including dividends paid in shares of common stock, or dividend equivalents paid in cash in connection with outstanding awards; (ii) awards which by their terms are settled in cash rather than the issuance of shares; and (iii) any shares subject to an award under the 2006 Plan that is forfeited, cancelled, terminated, expires or lapses for any reason and shares subject to an award that are repurchased or reacquired by us.

Permissible Awards. We may grant awards under our 2006 Plan which include incentive stock options and nonqualified stock options; SARs; restricted awards in the form of restricted stock awards and restricted stock units; performance awards in the form of performance shares and performance units; phantom stock awards; and dividend equivalent awards. We discuss the material terms of each type of award below.

Options. Our 2006 Plan authorizes the grant of both incentive stock options and nonqualified stock options, both of which are exercisable for shares of common stock, although incentive stock options may only be granted to our employees. The Board of Directors or committee will determine the option price at which a participant may exercise an option, and the option price must be no less than 100% of the fair market value per share of our common stock on the date of grant, or 110% of the fair market value with respect to incentive stock options granted to an employee who owns stock representing more than 10% of the total voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any.

Unless an individual award agreement provides otherwise, a participant may pay the option exercise price in the form of cash or cash equivalent; in addition, where the Board of Directors or committee and applicable laws, rules and regulations permit, a participant may also make payment:

•	by delivery of shares of common stock the participant, if acceptable by the Board or the committee;

•	by shares of common stock withheld upon exercise;

•	by delivery of written notice of exercise to the corporate secretary of the HealthExtras Board of Directors and irrevocable instructions to a broker to deliver to HealthExtras the funds to pay the option price;

•	by such other payment methods as the Board of Directors or the committee may approve and which are acceptable under applicable law; or

•	by any combination of these methods.

At the time of option grant, the Board of Directors or committee will determine the term and conditions of an option and the period or periods during which a participant may exercise an option and the option term for each option (which may not exceed 10 years for incentive and non-qualified stock options, or five years for incentive stock options with respect to an employee who owns stock and who possesses more than 10% of the total combined voting power of all classes of our stock or stock of our parent or subsidiary corporation, if any). Options are also subject to certain restrictions on exercise if the participant terminates employment or service. The Board of Directors or committee has authority to establish other terms and conditions related to options.

Stock Appreciation Rights. Under the terms of our 2006 Plan, we may grant SARs to the holder of an option with respect to all or a portion of the shares of common stock subject to the option or we may grant SARs separately. Upon the exercise of a SAR, the holder may receive consideration paid either (i) in cash; (ii) shares of common stock valued at fair market value on the date of the SAR exercise; or (iii) a combination of cash and shares of common stock, as the administrator determines. Upon exercise of an SAR, a participant is entitled to receive from us consideration in an amount determined by multiplying the difference between the fair market value of a share of common stock on the date of exercise of the SAR over the base price of the SAR by the number of shares of common stock with respect to which the SAR is being exercised.

Notwithstanding the foregoing, the Board of Directors or committee may limit the amount payable in its discretion. The base price may be no less than 100% of the fair market value per share of the common stock on the date the SAR is granted. To the extent required by Internal Revenue Code Section 409A, SARs will be structured in a manner designed to be exempt from, or to comply with, the requirements of Internal Revenue Code Section 409A.

SARs are exercisable according to the terms established by the Board of Directors or committee and stated in the applicable award agreement. Upon the exercise of an SAR granted to the holder of an option, the related option is deemed to be cancelled to the extent of the number of shares as to which the holder of an option exercises the SAR. No participant may exercise an SAR more than 10 years after it was granted, or such shorter period as may apply to related options. Each award agreement will set forth the extent to which the holder of an SAR will have the right to exercise an SAR following termination of the holder’s employment or service with HealthExtras, Inc.

Restricted Awards. Subject to the limitations of our 2006 Plan, the Board of Directors (or committee) may in its sole discretion grant restricted awards to such individuals in such numbers, upon such terms and at such times as the Board or committee shall determine. Restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned, in whole or in part, and no longer subject to forfeiture. Restricted stock awards may be payable in shares of common stock. Restricted stock units may be payable in cash or shares of common stock, or partly in cash and partly in shares of common stock, in accordance with the terms of our 2006 Plan and the discretion of the Board or committee.

The Board of Directors or committee has authority to determine the nature, length and starting date of the period during which a participant may earn a restricted award and will determine the conditions that must be met in order for a restricted award to be granted or to vest or be earned. These conditions may include: (i) attainment of performance objectives; (ii) continued service or employment for a certain period of time or a combination of attainment of performance objectives and continued service; (iii) retirement; (iv) disability; (v) death; or (vi) any combination of such conditions.

Subject to the terms of the 2006 Plan and the requirements of Internal Revenue Code Section 409A, the Board or committee has authority to determine whether and to what degree restricted awards have vested and been earned and are payable. The Board or committee also may, subject to Internal Revenue Code Section 409A, accelerate the date that any restricted award will be deemed vested or earned, without any obligation to accelerate such date with respect to other restricted awards. If a participant’s employment or service is terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of our 2006 Plan and the individual award, the participant will forfeit the award unless the Board or committee determines otherwise.

Performance Awards. Subject to the limitations of our 2006 Plan, the Board of Directors or committee may in its discretion grant performance awards to such eligible individuals upon such terms and conditions and at such times as the Board or committee shall determine. Performance awards may be in the form of performance shares and/or performance units. An award of a performance share is a grant of a right to receive shares of our common stock, the cash value thereof or a combination thereof in the administrator’s discretion, which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of a share of our common stock. An award of a performance unit is a grant of a right to receive shares of our common stock or a designated dollar value amount of common stock that is contingent upon the achievement of performance or other objectives during a specified period, and that has an initial value determined in a dollar amount established by the Board or committee at the time of grant.

Subject to the terms of the 2006 Plan and the requirements of Internal Revenue Code Section 409A, the Board or committee has the authority to determine the nature, length and starting date of the period during which a participant may earn a performance award and will determine the conditions that must be met in order for a performance award to be granted or to vest or be earned. These conditions may include specific performance objectives, continued service or employment for a certain period of time, or a combination of such conditions. Performance Awards granted under the 2006 Plan may be based on one or more of the following business criteria: (i) earnings before interest, taxes, depreciation and/or amortization; (ii) operating income or profit; (iii) return on equity, assets, capital, capital employed or investment; (iv) after tax operating income; (v) net income; (vi) earnings or book value per share of the Company’s common stock; (vii) cash flow(s); (viii) total sales or revenues or sales or revenues per employee; (ix) stock price or total shareholder return; (x) dividends; (xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or (xii) a combination of these measures. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or shares of common stock outstanding, or to assets or net assets.

No later than 90 days following the commencement of a performance period (or such other time as may be required by 162(m) of the Internal Revenue Code), the Committee shall, in writing (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between the performance goals and targets and the amounts to be earned by each participant for the performance period.

Phantom Stock Awards. Subject to the limitations of our 2006 Plan, the Board of Directors or committee may in its discretion grant phantom stock awards to such eligible individuals in such numbers, upon such terms and at such times as the Board or committee shall determine. An award of phantom stock is an award of a number of hypothetical share units with respect to shares of our common stock, with a value per unit based on the fair market value of a share of common stock.

Subject to the terms of the 2006 Plan and the requirements of Internal Revenue Code Section 409A, the Board or committee has the authority to determine whether and to what degree phantom stock awards have vested and are payable. Upon vesting of all or part of a phantom stock award and satisfaction of other terms and conditions that the Board or committee determines, the holder of a phantom stock award will be entitled to a payment of an amount equal to the fair market value of one share of our common stock with respect to each such phantom stock unit that has vested and is payable. HealthExtras may make payment in cash, shares of common stock, or a combination of cash and stock, as determined by the Board or committee. The Board or committee may determine the forms and terms of payment of phantom stock awards in accordance with our 2006 Plan. If a participant’s employment or service is terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of our 2006 Plan and the individual award, the participant will forfeit the award unless HealthExtras determines otherwise.

Dividend and Dividend Equivalents. The Board of Directors or committee may provide that awards granted under our 2006 Plan earn dividends or dividend equivalents. HealthExtras may pay such dividends or dividend equivalents currently or credit such dividends or dividend equivalents to a participant’s account, subject to any requirements under Internal Revenue Code Section 409A and such restrictions and conditions as the Board or committee may establish with respect to the crediting of an account, including reinvestment in additional shares of common stock or share equivalents.

Effects of a Change in Control. Upon a change in control as defined in our 2006 Plan, and unless Internal Revenue Code Section 409A requires otherwise, our 2006 Plan provides that the Board of Directors shall have the sole discretion to determine the effect, if any, on awards granted under the 2006 Plan, including the vesting, earning and/or exercisability of the award. The Board’s discretion includes the discretion to determine that an award shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled without the payment of consideration, shall be cancelled in exchange for a cash payment or other consideration, or that other actions or no actions shall be taken with respect to the award. The Board of Directors also has discretion to determine that acceleration shall be subject to both a change of control and termination of employment or service.

Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the Plan will be adjusted proportionately, and the Board of Directors or the committee may adjust the Plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The Board of Directors may, at any time and from time to time, terminate or amend the plan, but if an amendment to the 2006 Plan would materially increase the number of shares of stock issuable under the Plan, expand the types of awards provided under the Plan, materially expand the class of participants eligible to participate in the Plan, materially extend the term of the Plan or otherwise constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. In addition, the Board of Directors may condition any amendment on the approval of the Company’s stockholders for any other reason. No termination or amendment of the Plan may adversely affect any award previously granted under the Plan without the written consent of the participant.

The Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant and, unless approved by the Company’s stockholders or otherwise permitted by the anti-dilution provisions of the Plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Certain Federal Tax Effects

Under certain federal laws in general recipients of awards and grants of nonqualified stock options, SARs, restricted stock, dividend equivalents, performance awards and stock payments under our 2006 Plan are taxable under the Internal Revenue Code upon their actual or constructive receipt of common stock or cash with respect to such awards or grants and, subject to Section 162(m) of the Internal Revenue Code and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amounts taxable as ordinary income to such recipients. Under Sections 421 and 422 of the Internal Revenue Code, recipients of incentive stock options are generally not taxed on their receipt of common stock upon their exercises of incentive stock options if the option stock is held for specified minimum holding periods and, in such event, we would not be entitled to income tax deductions with respect to such exercises. If Internal Revenue Code Section 409A is deemed to apply to the 2006 Plan or any award, and the 2006 Plan and award do not, when considered together, satisfy the requirements of Section 409A during a taxable year, the participant will have ordinary income on the amount of all deferrals subject to Section 409A in the year of non-compliance to the extent that the award is not subject to a substantial risk of forfeiture. The participant will be subject to an additional tax of 20 percent on all amounts includible in income and may also be subject to interest charges under Section 409A. Subject to Section 162(m) of the Internal Revenue Code and certain reporting requirements, we will be entitled to an income tax deduction with respect to the amount of compensation includible as income to the participant.

Internal Revenue Code Section 409A Requirements. The 2006 Plan is intended to comply with Section 409A of the Internal Revenue Code. To the extent that Section 409A is deemed to apply to the 2006 Plan or any award, the 2006 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Section 409A imposes certain requirements on compensation that is deemed under Section 409A to involve deferred compensation.

Performance Based Compensation—Section 162(m) Requirements. Our 2006 Plan is structured to comply with the requirements imposed by Section 162(m) of the Internal Revenue Code and related regulations in order to preserve, to the extent practicable, our tax deduction for awards made under our 2006 Plan to covered employees. Section 162(m) of the Internal Revenue Code generally denies an employer a deduction for compensation paid to covered employees, who are generally the named executive officers, of a publicly held corporation in excess of $1,000,000 unless the compensation is exempt from the $1,000,000 limitation because it is performance-based compensation.

Section 83(b) Elections. Participants may elect, under Section 83(b) of the Internal Revenue Code, within 30 days of the grant of stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without restrictions) over the purchase price of the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax bases will be equal to the fair market value of the shares on such date (determined without regard to restrictions) and HealthExtras will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year such income is taxable.

Prohibition on Repricing

Under the 2006 Plan, outstanding stock options or SARs cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. We acknowledge that the following actions are considered to be indirect repricing, and therefore, would require the prior consent of our stockholders:

•	Canceling options and/or SARs and granting lower priced options and/or SARs;

•	Canceling options and/or SARs and replacing the canceled awards with a full-value award; and

•	Cashing out an option.

New Benefits to Named Executive Officers and Others

No awards have been granted under the 2006 Plan. However, on April 6, 2006, the Board expressed its intent to grant each qualifying director an award of 2,000 shares of restricted stock as of the day after the annual meeting of stockholders. These shares of restricted stock would vest in equal annual installments over two years. It is anticipated that such grants to directors would be recurring as of each annual meeting of stockholders. Currently, Messrs. Brock, Civera, Epstein, McDonnell, Samet, and Wolf are qualifying directors for the purpose of the receipt of such awards. All awards under the 2006 Plan will be made at the discretion of the Board of Directors (or committee or other delegated authority). Therefore, except as described above with respect to directors, it is not presently possible to determine the benefits or amounts that will be received by any individual or groups pursuant to the 2006 Plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the 2006 Plan had been in effect.

Vote Required

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item is required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted. Any abstentions will have the effect of votes against this item. Any broker non-votes will not have any effect on this item.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2005. Share data is in thousands.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	4,434	$6.89	539
Equity compensation plans not approved by security holders	—	—	—

Total	4,434	$6.89	539

The Board of Directors recommends a vote FOR the adoption of the 2006 Stock Incentive Plan.

PROPOSAL 3–RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the independent registered public accountants of the Company for the 2006 fiscal year, subject to ratification by the stockholders. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accountants is not approved by a majority of the votes cast by stockholders at the Annual Meeting, other independent registered public accountants will be considered by the Audit Committee.

The Audit Committee and the Board of Directors recommend that stockholders vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

Audit Fees

The aggregate fees the Company paid to PricewaterhouseCoopers LLP for the review of the Company’s Form 10-Q quarterly reports and for the annual audit for the year ended December 31, 2005, and the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, totaled approximately $836,500.

All Other Fees

The aggregate fees the Company paid to PricewaterhouseCoopers LLP for all other non-audit services, including tax-related services for the year ended 2005, totaled approximately $146,108. The Audit Committee believes that these non-audit fees are compatible with PricewaterhouseCoopers LLP maintaining its independence with respect to the Company.

OTHER MATTERS

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named as proxies on the enclosed proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

CORPORATE GOVERNANCE

Board and Committee Meetings

The Board of Directors conducts business through meetings and the activities of the Board and its committees, including taking actions by unanimous written consent. During the fiscal year ended December 31, 2005, the Board met seven times. All of the current members of the Board attended at least 75% of the meetings held during their tenure, including meetings of committees on which they served.

Director Independence

The Board reviewed each director’s other affiliations and relationships, and has affirmatively determined that seven of the Board’s nine directors (including all of those standing for re-election at the Annual Meeting) are independent under the Nasdaq Stock Market Rules, which are the director independence standards adopted and applied by the Board. In making this determination, the Board consulted with the Company’s General Counsel to ensure that the Board’s determinations were consistent with all applicable laws and regulations, including the Nasdaq Stock Market Rules. Mr. David Blair, because he is an employee of the Company, and Mr. Thomas Blair, because he is Mr. David Blair’s father, are not considered independent.

Code of Ethics & Conduct

The Company, together with its subsidiaries, insists that all of its directors, officers and employees adhere to high ethical standards and comply with all applicable legal requirements when engaging in business on behalf of the Company. Accordingly, the Board adopted a Code of Ethics & Conduct which complies with the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market Rules, and is applicable to all of the Company’s directors, officers and employees. A copy of the Code of Ethics & Conduct will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

The Company has established a toll-free telephone number for employees to use on a confidential basis to advise the General Counsel of any questions, reports or concerns regarding possible violations of the Company’s Code of Ethics & Conduct or of any Company policies or procedures. Employees are also invited to write to the General Counsel on a confidential basis regarding such matters. The Audit Committee, in compliance with the Sarbanes-Oxley Act of 2002, has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters. The Ethics, Governance & Nominating Committee has established procedures for the receipt, retention and treatment of complaints regarding all other ethics and governance related matters. Both Committees allow for the confidential, anonymous submission by employees of concerns regarding such matters (see also “Stockholder Communications with the Board”). In no event will any action be taken against an employee for, in good faith, making a complaint or reporting known or suspected violations.

Ethics, Governance & Nominating Committee

On April 6, 2006, the Board of Directors established the Ethics, Governance & Nominating Committee (the “Ethics & Nominating Committee”, or for purposes of this section, the “Committee”), consolidating the functions of the Nominating Committee with those of the Ethics & Compliance Committee, which was established by the Board on October 27, 2005. Current members of the Committee are Daniel J. Houston (Chairman), Steven B. Epstein and Dale B. Wolf, all of whom are independent directors for purposes of the requirements of the Nasdaq Stock Market Rules. In addition to identifying candidates for the Board, this newly consolidated committee will focus on a continuation of employee training and continued development of policies and procedures that range from business ethics to marketing practices and the protection of client information. During 2005, the Nominating Committee held two meetings. The Ethics & Compliance Committee was only formed in October of 2005 and held no formal meetings in 2005. However, the members of that Committee reviewed the Company’s corporate compliance program and reported on that review to the Board. The Board is in the process of developing the charter for this Committee. Until that process is completed, this Committee operates under the previous charters of the Nominating Committee and the Ethics & Compliance Committee, which were combined to form this Committee. The charter for the Nominating Committee was appended to the Company’s proxy statement for its 2004 Annual Meeting of Stockholders. In addition, a copy of both the Nominating Committee Charter and the Ethics & Compliance Committee Charter will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Director Nominations

The Ethics & Nominating Committee, as was previously done by the Nominating Committee, will consider the following criteria in selecting individuals for recommendation to the Board as nominees: independence; financial, regulatory and business experience; character and integrity; education, background and skills; judgment; and, the ability to provide practical insights regarding the business of the Company. In addition, prior to recommending a current director for re-election to the Board of Directors, the Committee will consider and review the current director’s Board and committee attendance and performance, length of Board service and knowledge of the business of the Company. The vote of a majority of the independent directors of the Board of Directors is required to nominate an individual for the Board of Directors.

The Ethics & Nominating Committee will consider suggestions from stockholders for nominees to the Board of Directors that are timely received in proper written form. To be timely, such suggestions must be delivered to the Corporate Secretary within the same time frame required to have proposals included in the proxy statement as identified in the subsequent section of this Proxy Statement, entitled “Stockholder Proposals”. To be in proper written form, a stockholder’s notice regarding a stockholder nomination should set forth in writing (i) as to each person whom the stockholder proposes to be nominated for election as a director, all information relating to such person that is required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and such person’s qualifications and biographical information, and (ii) as to the stockholder giving the notice (x) the name and address of such stockholder, as they appear on the Company’s books, and (y) the class and number of shares of the Company that are beneficially owned by such stockholder.

The process that the Ethics & Nominating Committee will follow, as previously applied to the Nominating Committee, when it identifies and evaluates individuals to be recommended to the Board of Directors for nomination will be, as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Ethics & Nominating Committee will rely on personal contacts of the Committee members and other members of the Board of Directors. The Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Ethics & Nominating Committee has not previously used an independent search firm to identify nominees, but reserves the right to do so.

Evaluation. In evaluating potential nominees, the Ethics & Nominating Committee will determine whether the candidate is eligible, qualified and interested for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Ethics & Nominating Committee may conduct a check of the individual’s background and interview the candidate.

Mr. Houston was recommended to the predecessor Nominating Committee by directors who were employees of Principal Financial Group, Inc. to serve the remainder of Mr. Jury’s term, which expires in 2006. Mr. McDonnell, a director nominee whose term expires in 2006, was recommended to the predecessor Nominating Committee by an independent director to fill the vacancy created in June 2005 by an increase in the number of seats on the Board. Mr. Samet was recommended to the Board by an independent director to serve the remainder of Mr. Graefe’s term, which expires in 2008.

Ethics and Corporate Governance

The primary role of the Committee in regards to ethics and corporate governance is general oversight of the Company’s compliance with applicable laws and regulations, with the Company’s Code of Ethics & Conduct and its Business Ethics Policies & Procedures, as well as a periodic review of the effectiveness of, and recommendation of changes to, the Code or the Policies and Procedures. Notwithstanding the foregoing, the Committee defers to the Audit Committee on all matters related to compliance with financial reporting and disclosure requirements, or securities laws and regulations. Should the division of responsibilities between the Audit Committee and the Ethics & Nominating Committee be uncertain from time to time with respect to specific matters or areas of oversight, the chairpersons of each of the committees will meet and confer to allocate duties and responsibilities; provided, however, that the Audit Committee, due to the more stringent standard of independence applied to its membership, shall have final authority in determining those matters which should be assigned to or addressed by the Audit Committee.

The function of the Ethics & Nominating Committee is oversight and advice. It is not the duty or responsibility of the Committee to conduct compliance audits, although it may initiate compliance investigations as it deems appropriate. Management is responsible for the Company’s compliance with laws and regulations. The Committee and each of its members shall be entitled to rely on the expertise and knowledge of management, the Company’s Compliance Officer and the Company’s General Counsel, as well as other persons with professional or expert competence. Communications between the Committee and the Company’s legal counsel (whether internal or outside counsel) shall be considered to be subject to the attorney-client privilege.

Executive Committee

The Executive Committee acts for the Board of Directors when Board action is required between meetings. The current members of the Executive Committee are Edward S. Civera (Chairman of the Committee as of June 7, 2005), Thomas L. Blair and William E. Brock. One meeting of the Committee was held during 2005.

Audit Committee

Current members of the Audit Committee are Michael R. McDonnell (Chairman), William E. Brock, Kenneth A. Samet and Dale B. Wolf. All members of the Audit Committee meet the standards of independence for audit committee members established by the Nasdaq Stock Market Rules and the Sarbanes-Oxley Act of 2002. The Board has determined that at least one Audit Committee Member, Mr. McDonnell, is an audit committee financial expert for purposes of SEC requirements. Acting under a charter adopted by the Board of Directors, the Audit Committee annually reviews the qualifications of and appoints the Company’s independent registered public accountants. The Audit Committee approves the planning and fees for the annual audit of the Company’s financial statements, and provides independent review and oversight of the quality and integrity of the Company’s accounting and financial reporting processes and published financial statements and system of internal controls. The Committee held six meetings in 2005. A copy of the Audit Committee charter was appended to the proxy statement for the 2004 annual meeting of stockholders and will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Compensation Committee

Current members of the Compensation Committee are Dale B. Wolf (Chairman), Steven B. Epstein, Daniel J. Houston, Michael R. McDonnell and Kenneth A. Samet, all of whom are independent for purposes of the requirements of the Nasdaq Stock Market Rules. The Compensation Committee has the responsibility of evaluating the performance of, and recommending to the Board of Directors salary and incentive compensation for, executive officers and senior management of the Company. The Compensation Committee held three meetings in 2005. A copy of the Compensation Committee charter was appended to the proxy statement for the 2004 annual meeting of stockholders and will be furnished without charge upon written request to the Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Independent Directors’ Meetings

All directors deemed independent under the Nasdaq Stock Market Rules meet at least twice per year in scheduled semi-annual executive sessions. During 2005, Mr. Civera served as the lead director to preside over the meetings of the independent directors. Non-scheduled sessions of the independent directors may also be held from time to time. Among other things, the independent directors have developed topics and matters for management to address at future Board meetings. Their activities, to the extent they choose to report them, are reflected in reports from the lead director. The independent directors met three times in executive session in 2005.

Director Compensation

On April 6, 2006, the Company revised its cash and equity compensation for directors for 2006.

For 2005, directors who were not employees of the Company, who did not have a beneficial interest in 10% or more of the Company’s common stock and who were not officers or employees of organizations that owned 10% or more of the Company’s common stock (“Qualifying Directors”) were paid a quarterly retainer of $12,000 ($48,000 per year) for their service as directors and on committees of the Board. During 2005, Messrs. Brock, Civera, Epstein, Graefe, McDonnell and Wolf met the definition of directors qualifying for the retainer. Thomas L. Blair, based on his beneficial ownership of the Company’s common stock, David T. Blair, Chief Executive Officer, and Thomas J. Graf, Daniel J. Houston and Deanna Strable-Soethout, based on their employment by the Principal Financial Group, Inc., a significant stockholder of the Company, receive no compensation for service.

At its meeting on April 6, 2006, the Board determined that for 2006, Qualifying Directors (other than the Chairman of the Board) will continue to be paid quarterly an annual retainer of $48,000. In addition, those

Qualifying Directors will be paid quarterly a retainer for each Board committee on which they serve; however, no additional fees are paid for attendance by directors at Board and committee meetings. The Chairman of the Board is to be paid a total annual retainer of $160,000, payable in equal quarterly installments, for his service as Chairman and on any Committees.

The following table shows the annual amount of retainers for service by chairs and members on the various committees:

Committee	Annual Retainer
Audit Committee
Chair	$14,000
Member	8,000
Compensation Committee
Chair	10,000
Member	6,000
Ethics, Governance & Nominating Committee
Member	5,000
Executive Committee
Member	10,000

In addition, the Amended & Restated 2000 Directors’ Stock Option Program (the “Director Option Program”) previously provided for each Qualifying Director, to the extent of available shares under the Director Option Program, at the time of election or appointment to receive a Director Option to purchase 15,000 shares, and on the day after each annual meeting of stockholders, generally to receive an automatic subsequent grant, without further Board action, of non-qualified stock options to purchase 5,000 shares of the Company’s common stock at the fair market value of a share of the Company’s common stock on the date of grant, provided he or she had been a director since the previous annual meeting of stockholders. Those options would vest one year from the date of grant. There are no shares remaining available for the grant of options under the Director Option Program.

On April 6, 2006, the Board expressed its intent to replace the stock option grants under the Director Option Program with grants to each Qualifying Director, as of the day after the annual meeting of stockholders, of 2,000 shares of restricted stock, which would vest in equal annual installments over two years. Those grants would be made pursuant to the HealthExtras, Inc. 2006 Stock Incentive Plan (the “2006 Plan” or the “Plan”), which the Board adopted on April 6, 2006 subject to the approval of the Company’s stockholders. The 2006 Plan is submitted for such approval at this Annual Meeting. For further information on the Plan, please see the section entitled, “Proposal 2—Approval of the 2006 Stock Incentive Plan” and Exhibit A to this Proxy Statement.

All directors are reimbursed for reasonable travel and incidental expenses incurred in attending meetings and carrying out their duties as directors. The retainer, along with the restricted stock grants described above, constitutes payment for all Board and committee meetings and responsibilities.

Stockholder Communications with the Board

Any person who wishes to communicate with the entire Board of Directors, an individual director, a committee of the Board or the independent directors as a group, should mark such communication “confidential” and address it to the specific intended recipient(s) c/o Thomas M. Farah, Corporate Secretary & General Counsel, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850. All correspondence will be reviewed by the Corporate Secretary/General Counsel to determine the nature and subject matter of the communication, and the corresponding appropriate recipient (e.g., the appropriate committee, committee chairman or other individual director). Items unrelated to the duties and responsibilities of the Board, such as ordinary service or product complaints or inquiries, job inquiries, business solicitations, mass mailings or other material considered, in the reasonable judgment of the Corporate Secretary/General Counsel, unsuitable or unrelated to the responsibilities of the Board may be excluded. Communications relating to accounting, internal controls or auditing matters will be treated on a confidential basis according to the Audit Committee’s policies and procedures regarding such matters and delivered to the Chairman of the Audit Committee. Communications relating to ethical conduct will be treated on a confidential basis according to the Ethics, Governance & Nominating Committee’s or the Audit Committee’s policies and procedures regarding such matters, as appropriate, and delivered to the chairman of the appropriate committee. All communications concerning the Corporate Secretary/General Counsel should be marked “confidential” and addressed to the Chairman of the Ethics & Compliance Committee or the Chairman of the Audit Committee, as appropriate, c/o David T. Blair, Chief Executive Officer, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

In addition, the Board of Directors encourages directors to attend annual meetings of stockholders as a means of promoting communication between stockholders and directors. In furtherance of this policy, the Company has historically scheduled a meeting of the Board of Directors to immediately follow each annual meeting of stockholders. At the 2005 annual meeting of stockholders, all of the directors were present.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the years indicated, the cash and non-cash compensation paid to, or earned by, the Chief Executive Officer during 2005 and the other executive officers of the Company as of December 31, 2005.

						Long-Term Compensation			All Other Compensation ($)(3)
		Annual Compensation				Awards
Name & Principal Positions	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)		Restricted Stock Awards ($)(2)	Securities Underlying Options (No.)
David T. Blair Chief Executive Officer	2005 2004 2003	$350,000 350,000 320,000	$380,000 350,000 103,177	$	— — —	$1,189,200 — —	$	— — —	$7,500 — 2,500

Michael P. Donovan Chief Financial Officer & Treasurer	2005 2004 2003	280,000 280,000 240,000	150,000 150,000 75,000		— — —	594,600 — —		— — —	7,500 7,000 6,500

Thomas M. Farah General Counsel & Secretary	2005 2004 2003	230,000 230,000 200,000	65,000 60,000 40,000		— — —	— — —		— — —	9,500 6,344 5,625

Nick J. Grujich Executive Vice President & Chief Operating Officer	2005 2004 2003	217,808 — —	100,000 — —		— — —	— — —		100,000 — —	7,500 — —

(1)	Does not include the aggregate amount of perquisites and other personal benefits that did not exceed the lesser of $50,000 or 10% of any individual’s total salary and bonus for the year.
(2)	Represents 60,000 and 30,000 shares of restricted common stock awarded to Messrs. Blair and Donovan, respectively, with a value of $19.82 per share on the date of grant, which vest in equal installments over three years. Dividends, if any, are paid on the shares of restricted stock. The value of such shares as of December 31, 2005 was $1,506,000 and $753,000, respectively.
(3)	Represents matching 401(k) contribution.

Option Grants in Last Fiscal Year

No stock option grants were made to Messrs. Blair, Donovan or Farah during the year ended December 31, 2005. Pursuant to Mr. Grujich’s employment agreement, on March 9, 2005, Mr. Grujich was granted the option to purchase 100,000 shares of the Company’s common stock under the 2003 Equity Incentive Plan. The grant provided 25% vesting on each anniversary of the grant date; however, this was superseded by the option vesting acceleration action by the Company as the end of December 2005.

Name	No. of Shares of Common Stock Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price Per Share(1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
David T. Blair	—	—	$—	—	$—	$—
Michael P. Donovan	—	—	—	—	—	—
Thomas M. Farah	—	—	—	—	—	—
Nick J. Grujich	100,000	87%	15.96	02/01/15	1,003,716	2,543,613

(1)	The exercise price of options of HealthExtras may be paid in cash or in shares of the Company’s common stock, valued at fair market value on the exercise date. All stock options were granted with an exercise price equal to the closing price of the Company’s stock on the grant date.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Company’s common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

Option Exercises and Option Value at Fiscal Year End

The following table provides information regarding unexercised stock options for Messrs. Blair, Donovan, Farah and Grujich as of December 31, 2005. Messrs. Donovan, Farah and Grujich did not exercise any stock options during the year ended December 31, 2005. Information regarding Mr. Blair’s exercises is also presented below.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options At Fiscal Year-End (No.)		Value of Unexercised In the Money Options at Fiscal Year-End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David T. Blair	237,500	$3,092,499	1,262,500	—	$23,853,375	$—
Michael P. Donovan	—	—	800,000	—	15,580,000	—
Thomas M. Farah	—	—	125,000	—	2,795,000	—
Nick J. Grujich	—	—	100,000	—	914,000	—

(1)	Value of an unexercised in-the-money option is determined by subtracting the exercise price per share from the fair market value per share for the underlying shares as of December 31, 2005, multiplied by the number of such underlying shares. The fair market value of the Company’s common stock is based upon the last reported sale price as reported on the Nasdaq National Market on December 31, 2005 ($25.10 per share).

Employment Agreements

HealthExtras has executed employment agreements with David T. Blair, Michael P. Donovan and Nick J. Grujich.

The employment agreements for Messrs. Blair, Donovan and Grujich are substantially similar, and provide for three-year terms. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Blair’s base salary is currently $380,000 per year, and Mr. Blair was granted a cash bonus of $380,000 related to 2005 performance. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Donovan’s base salary is currently $280,000 per year, and Mr. Donovan was granted a cash bonus of $150,000 related to 2005 performance. Pursuant to his employment agreement, and Compensation Committee actions taken consistent with that agreement, Mr. Grujich’s base salary is currently $237,500 per year, and Mr. Grujich was granted a cash bonus of $100,000 related to 2005 performance. The Compensation Committee reviews salaries for executive officers annually and, pursuant to the employment agreements for Messrs. Blair, Donovan and Grujich, can increase Mr. Blair’s base salary as Chief Executive Officer and, on the recommendation of the Chief Executive Officer, can increase Messrs. Donovan’s and/or Grujich’s base salary. In addition to base salary, the employment agreements provide for, among other things, participation by the executives in employee benefit plans, an automobile allowance and other fringe benefits, and reimbursement of reasonable expenses incurred in advancing the Company’s business.

Upon termination of any executive’s employment for cause, or upon an executive’s voluntary resignation, that executive shall be entitled only to such compensation and benefits as shall have accrued through the date of the executive’s termination or resignation, as the case may be. In the event that an executive’s employment is terminated for any reason other than for cause or voluntary resignation, including termination by reason of death or disability, then the executive shall receive payments under the employment agreement due for the remaining term of the employment agreement, provided that such payment shall not be less than the payment due for a 12-month period. However, upon termination of an executive’s employment without cause by the Company or for good reason by the executive within eighteen months after a change in control, the executive shall be entitled to the same rights, payments and benefits as provided for in the event that the executive is terminated for any reason other than for cause or voluntary termination, including termination by reason of death or disability, except that in lieu of the continuation of base salary, the executive shall be entitled to lump sum payment equal to two times the executive’s base salary. Upon an executive’s voluntary resignation or termination for cause during the term of the agreement, each employment agreement generally provides that, for a period of two years from the date of termination, the executive will not compete directly or indirectly with HealthExtras’ business, nor will the executive solicit or contract with entities contracting with HealthExtras. In the event payments made under the agreement or under any other arrangement or plan to an executive in connection with a change in control would subject the executive to so-called gold parachute excise tax under Section 4999 of the Internal Revenue Code the executive’s payments under the agreement will be reduced to the extent needed so that the executive would not be subject to such exercise tax.

The report of the Compensation Committee, the report of the Audit Committee and the stock performance graph set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is responsible for the establishment and administration of the compensation programs for the Company’s Chief Executive Officer, Mr. David T. Blair, and other executive officers, including the executive officers whose compensation is reported in the Summary Compensation Table of this Proxy Statement.

No member of the Compensation Committee is an officer or employee of the Company, and all are independent directors within the meaning of the Nasdaq Stock Market Rules. These outside directors are responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives.

The Committee believes that the compensation program should align compensation with the Company performance and stockholder returns. The following goals underlie the Committee’s policies:

1.	To attract and retain key executives who possess the management skills and experience vital to the long-term success of the Company;

2.	To provide compensation that is competitive and consistent with executive compensation levels found in similar companies;

3.	To motivate executives to enhance long-term stockholder value by building their ownership in the Company; and

4.	To make the compensation program an integral part of the Company’s long-term planning and management process.

The key components of the compensation program are base salary, annual bonus compensation and long-term incentive equity participation awards. These components allow the Company to provide competitive compensation and benefits, recognize individual performance and tie management’s interest in the Company with the interest of the Company’s stockholders. The Committee has retained an independent compensation consulting firm to assist in the development, benchmarking and implementation of the Company’s compensation policies. This engagement also provides the Committee with ongoing access to current information on important developments in executive compensation.

Base Salary

The Company’s compensation policy for its executive officers is to provide a base salary, which is reviewed annually by the Compensation Committee. It is the Compensation Committee’s intent that the salaries of the Company’s executives be competitive with those of executives with like responsibilities in companies of a similar size and industry.

Incentive Compensation

Incentive compensation for executive officers of the Company has included annual cash bonuses and grants under the Company’s stockholder-approved equity incentive plans. The Compensation Committee considers the appropriateness of annual bonuses for all executives based on the executive team’s development and execution of strategic initiatives, its mentoring of employees and its exercise of corporate leadership, as well as to recognize an individual executive for his or her specific contributions to the executive team. In determining whether to pay bonuses and the amounts, the Compensation Committee considers a variety of factors, including performance measures, both quantitative and qualitative drawn from the Company’s annual performance objectives established as of the beginning of the year.

The bonuses, as shown in the Summary Compensation Table, were determined based on the Compensation Committee’s consideration of the quantitative achievement of financial objectives, the successful implementation of strategic initiatives endorsed by the Board and the completion and integration of recent acquisitions. These bonuses were also evaluated in concert with base compensation paid during the year, other benefits received by the executives and prevailing levels of incentive cash compensation paid to an executive with comparable levels of responsibility in similar businesses and industries.

Chief Executive Officer Compensation

Mr. David Blair’s 2005 compensation was based on the Company’s accomplishment of strategic, operational and financial objectives during the year. The Committee’s compensation recommendations were developed with the assistance of independent outside compensation consultants and reviewed with the full Board.

Pursuant to the guidelines and policies established in the Company’s incentive compensation plan, and based on 2005 financial and leadership performance measures as described below, Mr. Blair was awarded cash incentive compensation of $380,000 and 60,000 shares of restricted stock, with a value of $19.82 per share, a total of $1.2 million, which vest in equal installments over three years. For 2006, the Compensation Committee established Mr. Blair’s base cash compensation at $380,000.

HealthExtras delivered record financial performance in 2005 with revenues increasing by 33% to $695 million, and net income growing by 40% to $23 million over prior year results. In addition, the Company completed the acquisition of EBRx, Inc., signed new business anticipated to nearly double reported revenue in 2006 over 2005 and continued to successfully integrate previously acquired businesses.

Internally, HealthExtras continued to focus on developing the capabilities of it senior management team. HealthExtras emphasizes the importance of quality initiatives and the related impact on client retention, marketplace reputation and customer service. The Company’s commitment to quality in all its products and services is the cornerstone of its successful retention of existing customers and the key to its ongoing growth.

COMPENSATION COMMITTEE

DALE B. WOLF, CHAIRMAN

STEVEN B. EPSTEIN

(MEMBER OF THE COMMITTEE SINCE APRIL 2006)

DANIEL J. HOUSTON

MICHAEL R. MCDONNELL

KENNETH A. SAMET

(DIRECTOR AND MEMBER OF THE COMMITTEE SINCE APRIL 2006)

PERFORMANCE GRAPH

The following graph compares the performance of the Company’s common stock with the cumulative total return of companies in the Nasdaq Stock Market (U.S. Companies) Index and the Russell 2000 Index. All indices shown in the graph have been reset to a base of 100 as of December 31, 2000 and assume an investment of $100 on that date and the reinvestment of dividends paid since that date. The Company has never paid cash dividends on its common stock.

Comparative Returns

HealthExtras, Inc., Nasdaq Stock Market Index & Russell 2000 Index

Summary

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
HealthExtras, Inc.	$100.00	$163.14	$115.71	$382.86	$465.71	$717.14
Nasdaq Stock Market Index	100.00	78.95	54.06	81.09	88.06	89.27
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75	139.23

(1)	The lines represent the index levels as of the dates set forth.
(2)	If a specified date is not a trading day, the preceding trading day is used.
(3)	The index level for all series was set to $100.00 as of December 31, 2000. The common stock closed at $3.50 per share on December 29, 2000, the last trading day before January 1, 2001.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee provides independent review and oversight of the quality and integrity of the Company’s accounting and financial reporting processes and published financial statements, the system of internal controls that management and the Board of Directors have established, and the audit process.

The Committee met six times during fiscal year 2005, which included meetings with the Company’s management and independent registered public accountants, and, whenever appropriate, executive sessions with the Company’s independent registered public accountants without management.

The Committee has reviewed and discussed with the Company’s management and the independent registered public accountants the audited consolidated financial statements for the year ended December 31, 2005, which are included in the annual report on Form 10-K, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accountant’s evaluation of the Company’s internal control over financial reporting. The Committee also discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, including the quality and acceptability of the Company’s financial reporting process and controls.

In addition, the Audit Committee received written disclosures and the letter from PricewaterhouseCoopers as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has considered the compatibility of non-audit services with auditors’ independence.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal and disclosure controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and expressing opinions on the conformity of the consolidated financial statements with generally accepted auditing principles and on the effectiveness of the Company’s internal control over financial reporting. In addition, the independent auditors are responsible for attesting to management’s report on the Company’s internal control over financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC. The Audit Committee has appointed PricewaterhouseCoopers LLP to be the independent registered public accountants for the Company for the year ending December 31, 2006, and has recommended that the Board of Directors submit such selection to the stockholders for ratification.

AUDIT COMMITTEE

MICHAEL R. MCDONNELL, CHAIRMAN

WILLIAM E. BROCK

KENNETH A. SAMET

(DIRECTOR AND MEMBER OF THE COMMITTEE SINCE APRIL 2006)

DALE B. WOLF

POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has established a policy (the “Policy”) requiring its pre-approval of all audit services and permissible non-audit services provided by the independent registered public accountants, consistent with its charter and applicable regulatory requirements. The Audit Committee considers whether the provision of a non-audit service is consistent with the SEC’s rules on auditor independence, including whether provision of the service (i) would create a mutual or conflicting interest between the independent registered public accountants and the Company; (ii) would place the independent registered public accountants in the position of auditing its own work; (iii) would result in the independent registered public accountants acting in the role of management or as an employee of the Company; or (iv) would place the independent registered public accountants in a position of acting as an advocate for the Company. Additionally, the Audit Committee considers whether the independent registered public accountants are best positioned and qualified to provide the most effective and efficient service, based on factors such as the independent registered public accountants’ familiarity with the Company’s business, personnel, systems or risk profile and whether provision of the service by the independent registered public accountants would enhance the Company’s ability to manage or control risk or improve audit quality or would otherwise be beneficial to the Company.

The Audit Committee has delegated to its Chairman the authority to address certain requests for pre-approval of services between meetings of the Audit Committee, and the Chairman must report his pre-approval decisions to the Audit Committee at its next regular meeting. The Policy is designed to ensure that there is no delegation by the Audit Committee of authority or responsibility for pre-approval decisions to management of the Company.

SERVICES PROVIDED BY THE INDEPENDENT AUDITORS

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accountants. The Audit Committee has appointed PricewaterhouseCoopers LLP to perform audit and other services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee (or its Chairman) of all services provided by PricewaterhouseCoopers LLP. These pre-approval procedures are described above under “Policy Regarding Pre-Approval of Services Provided by the Independent Auditors.”

The following fees were paid to our independent registered public accountants for the years ended December 31, 2005 and 2004, and we have determined that the provisions for these services is compatible with maintaining the independence of the independent registered public accountants:

	2005	2004
Audit Fees(1)	$836,500	$1,112,500
Tax Fees(2)	49,108	28,462
All Other Fees(3)	97,000	—

(1)	Includes (i) the audit of the Company’s consolidated financial statements included in its Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) the review of interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to filings with the SEC and other regulatory bodies; (iv) accounting consultation attendant to the audit; and (v) the audit of management’s report on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	Includes U.S. federal, state and local income tax planning, tax advice, and compliance, including the preparation and review of tax returns.
(3)	Includes the audit of the Company’s 401(k) benefit plan.

STOCK OWNERSHIP

The following table provides information as of April 21, 2006, derived from beneficial ownership reports filed with the SEC and furnished to the Company, and other information provided to the Company, about the shares of HealthExtras common stock that may be considered to be owned beneficially, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, by each beneficial owner of more than 5% of the Company’s outstanding common stock, by each director or nominee for director of the Company, by each of the named executive officers in the executive compensation table, and by all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown, and the business address of such person is HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

Name	Number of Shares Owned	Percent of Common Stock Outstanding
Principal Financial Group, Inc.(1)	6,477,500	16.0%
Thomas L. Blair(2)	4,608,900	11.4%
David T. Blair(3)	1,360,500	3.3%
Michael P. Donovan(4)	930,700	2.3%
Thomas M. Farah(5)	151,000	*
Nick J. Grujich(6)	118,000	*
William E. Brock(7)	40,000	*
Edward S. Civera(8)	35,000	*
Steven B. Epstein(9)	25,000	*
Daniel J. Houston(1,10)	—	—
Michael R. McDonnell(11)	15,250	*
Kenneth A. Samet	—	—
Dale B. Wolf(12)	27,000	*
All directors and executive officers as a group (12 persons)(10,13)	7,311,350	17.0%

*	Less than 1% of outstanding shares.
(1)	Daniel J. Houston, a director of HealthExtras, is employed by Principal Financial Group, Inc. or one of its affiliates. The business address for Mr. Houston is in care of Principal Financial Group, Inc., 711 High Street, Des Moines, Iowa 50392.
(2)	Thomas L. Blair and his wife may be deemed the beneficial owners of an aggregate of 4,608,900 shares of common stock. Of the total shares, Mr. Blair has sole power, or joint power with Mrs. Blair, to vote and to invest 2,298,900 shares, and Mrs. Blair has sole power to vote and to invest 2,310,000 shares in her capacity as trustee.
(3)	Includes 1,212,500 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $6.27; also includes 110,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, of which 50,000 shares are subject to restrictions until they vest in five equal annual installments beginning on February 23, 2007 and 60,000 shares which are subject to restrictions until they vest in three equal annual installments beginning on July 1, 2006.
(4)	Includes 800,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $5.63; also includes 60,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, of which 30,000 shares are subject to restrictions until they vest in five equal annual installments beginning on February 23, 2007, and 30,000 shares are subject to restrictions until they vest in three equal annual installments beginning on July 1, 2006.
(5)	Includes 125,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $2.74, and 10,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, which are subject to restrictions until they vest in four equal annual installments beginning on February 23, 2007.
(6)	Includes 100,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $15.96, and 15,000 shares of restricted common stock awarded pursuant to the HealthExtras, Inc. 2003 Equity Incentive Plan, which are subject to restrictions until they vest in four equal annual installments beginning on February 23, 2007.
(7)	Includes 40,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $8.50.
(8)	Includes 35,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $7.39.
(9)	Includes 25,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $10.52.
(10)	Mr. Houston disclaims any beneficial ownership with respect to the shares beneficially owned by Principal Financial Group, Inc.
(11)	Includes 15,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $17.64.
(12)	Includes 25,000 shares of common stock, which may be acquired within sixty days upon exercise of outstanding options at a weighted average price of $5.00.
(13)	Includes shares of common stock which may be acquired within sixty days upon the exercise of outstanding options.

The Company has established a stock trading plan in accordance with the guidelines specified in Rule 10b5-1 of the Securities Exchange Act of 1934. The Rule 10b5-1 plan is designed to enable executives of the Company to avoid any real or perceived conflict of interest in connection with the trading of the Company’s securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year, its executive officers, directors and greater than 10% beneficial owners complied with all applicable filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, the Company received legal services from Epstein Becker & Green, P.C. (“EBG”), a law firm in which Mr. Steven Epstein, a Director of the Company, is both a shareholder and executive committee member. Before Mr. Epstein was elected to the Board of the Company, the Company engaged EBG for legal services on a variety of matters and has continued to do so since that time. EBG, one of several law firms routinely providing services to the Company on an as-needed basis, renders its services at the hourly rates typically charged to its other clients, and there is no retainer agreement or other form of contract obligating the use of EBG or creating a financial penalty for not using EBG. The Company’s legal fees from EBG were approximately $331,000 in 2005. The Board has determined that Mr. Epstein’s status as a shareholder and executive committee member of EBG does not affect his independence as a member of the Company’s Board or Ethics, Governance & Nominating Committee.

Due to an immediate need for additional office space to accommodate increased staffing requirements, the Company entered into a sublease agreement with United Medical Bank, FSB (“UMB”) for 4,364 square feet of finished office space on the third floor of 800 King Farm Boulevard. No proximate built-out space was as readily available for such a flexible short-term period. Pursuant to the sublease, UMB passes through its rental costs to the Company. The cost of approximately $28.70 per share foot for rental of the third floor space is comparable to the Company’s current effective cost of $29.55 per square foot for rental of its fourth floor space in the same building. The UMB sublease rent equates to approximately $10,400 per month (approximately $125,250 per year for the first year), and increases approximately 3% per year thereafter through May 14, 2015. The Company may terminate the sublease at any time upon 90 days’ notice. Thomas L. Blair, a director and 10% shareholder, controls the holding company of UMB.

Both of the foregoing related-party transactions have been reviewed and approved by the Audit Committee.

MISCELLANEOUS

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of HealthExtras common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

The Company’s Annual Report to Stockholders is being mailed with this proxy statement to stockholders of record as of the close of business on April 21, 2006. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any such stockholder residing at your address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record. If you are a beneficial owner who did not receive your own copy of the proxy statement or annual report for the annual meeting and want such a copy, you may contact us by calling or writing to us and giving us your name, mailing address, and name of the record holder of your stock. The address you should write to is: HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, MD 20850, Attention: Thomas M. Farah, Corporate Secretary. Our phone number is (301) 548-2900.

Copies of the Company’s Form 10-K (without exhibits) for the fiscal year ended December 31, 2005, as filed with the SEC, will be furnished without charge to stockholders of record upon written request to Corporate Secretary, HealthExtras, Inc., 800 King Farm Boulevard, 4th Floor, Rockville, Maryland 20850.

STOCKHOLDER PROPOSALS

Proposals for Inclusion in the 2007 Proxy Statement

Proposals that stockholders seek to have included in the proxy statement for the Company’s annual meeting of stockholders to be held in 2007 must be received by the Company no later than December 30, 2006. Any such proposals will be subject to the requirements of the proxy rules adopted by the SEC.

Other Stockholder Proposals for Consideration at the 2007 Annual Meeting of Stockholders

The Bylaws of the Company provide an advance notice procedure for certain business to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, the stockholder must deliver written notice to the Secretary of the Company at the principal executive offices of the Company not less than 90 days before the time originally fixed for such meeting; provided, however, that in the event that less than 100 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. In order for the notice of a stockholder proposal for consideration at the Company’s 2007 annual meeting of stockholders to be timely, the Company would have to receive such notice no later than March 5, 2007 assuming the annual meeting is held on or about June 5, 2007 and that the Company provides at least 100 days’ notice or public disclosure of the date of the meeting. The notice must include the stockholder’s name and address, as it appears on the Company’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company’s common stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the Board, the nominating stockholder must also provide all information regarding the nominee as required by Regulation 14A under the Securities Exchange Act of 1934, including the nominee’s written consent to being named in the proxy statement as a nominee and to serve as a director.

EXHIBIT A

HEALTHEXTRAS, INC.

2006 STOCK INCENTIVE PLAN

1.	DEFINITIONS

In addition to other terms defined herein, the following terms shall have the meanings given below:

Administrator means the Board, and, upon its delegation of all or part of its authority to administer the Plan to the Committee, the Committee.

Affiliate means any Parent or Subsidiary of the Corporation, and also includes any other business entity which is controlled by, under common control with or controls the Corporation; provided, however, that the term “Affiliate” shall be construed in a manner in accordance with the registration provisions of applicable federal securities laws and as permitted under Code Section 409A.

Award means, individually or collectively, a grant under the Plan of an Option (including an Incentive Option or Nonqualified Option); a Stock Appreciation Right (including a Related SAR or a Freestanding SAR); a Restricted Award (including a Restricted Stock Award or a Restricted Unit Award); a Performance Award (including a Performance Share Award or a Performance Unit Award); a Phantom Stock Award; a Dividend Equivalent Award; or any other award granted under the Plan.

Award Agreement means an agreement (which may be in written or electronic form, in the Administrator’s discretion, and which includes any amendment or supplement thereto) between the Corporation and a Participant specifying the terms, conditions and restrictions of an Award granted to the Participant. An Agreement may also state such other terms, conditions and restrictions, including but not limited to terms, conditions and restrictions applicable to shares or any other benefit underlying an Award, as may be established by the Administrator.

Board or Board of Directors means the Board of Directors of the Corporation.

Cause shall mean, unless the Administrator determines otherwise, a Participant’s termination of employment or service resulting from the Participant’s (i) termination for “cause” as defined under the Participant’s employment, consulting or other agreement with the Corporation or an Affiliate, if any, or (ii) if the Participant has not entered into any such employment, consulting or other agreement (or if any such agreement does not address the effect of a “cause” termination), then the Participant’s termination shall be for “Cause” if termination results due to the Participant’s (A) dishonesty; (B) refusal to perform his duties for the Corporation; (C) engaging in fraudulent conduct; or (D) engaging in any conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

Change in Control:

General. Except as may be otherwise provided in an individual Award Agreement or as may be otherwise required in order to comply with Code Section 409A, a Change in Control shall be deemed to have occurred on the earliest to occur of the following:

(i)

individuals who, on June 7, 2005 constitute the Board (the “Incumbent Directors”) cease for any reason within any twenty-four (24) month period to constitute at least a majority of the Board (or the board of directors of any successor to the Corporation), provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board (including by reason of any agreement intended to avoid or settle such election contest or solicitation of proxies) shall be deemed to be an Incumbent Director until twenty-four (24) months after such election;

(ii)	any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Corporation or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Corporation Voting Securities from the Corporation, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 35% or more of Corporation Voting Securities by such person;

(iii)	the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation or any of its Subsidiaries that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 90% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the consummation of a sale of all or substantially all of the Corporation’s assets; or

(v)	the occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

Notwithstanding the foregoing, a Change in Control of the Corporation shall not be deemed to occur solely because any person acquires beneficial ownership of more than 35% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which reduces the number of

Corporation Voting Securities outstanding; provided, that if after such acquisition by the Corporation such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur.

Definition Applicable to Awards subject to Code Section 409A: Notwithstanding the preceding provisions of this definition of Change in Control, in the event that any Awards granted under the Plan are deemed to be deferred compensation subject to the provisions of Code Section 409A, then distributions related to such Awards may be permitted, in the Administrator’s discretion, upon the occurrence of one or more of the following events (as they are defined and interpreted under Code Section 409A): (A) a change in the ownership of the Corporation, (B) a change in effective control of the Corporation, or (C) a change in the ownership of a substantial portion of the assets of the Corporation.

Code means the Internal Revenue Code of 1986, as amended. Any reference herein to a specific Code section shall be deemed to include all related regulations or other guidance with respect to such Code section.

Committee means the Committee of the Board designated to administer the Plan, which initially shall be the Compensation Committee.

Common Stock means the common stock of HealthExtras, Inc., $0.01 par value.

Corporation means HealthExtras, Inc., a Delaware corporation, together with any successor thereto.

Covered Employee shall have the meaning given the term in Section 162(m) of the Code.

Director means a member of the Board or of the board of directors of an Affiliate.

Disability shall, except as may be otherwise determined by the Administrator or required or permitted under Code Section 409A, have the meaning given in any employment agreement, consulting agreement or other similar agreement, if any, to which a Participant is a party, or, if there is no such agreement (or if any such agreement does not address the effect of termination due to disability), “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than 12 months. The Administrator shall have discretion to determine if a termination due to Disability has occurred.

Dividend Equivalent Award means a right granted to a Participant pursuant to Section 13 to receive the equivalent value (in cash or shares of Common Stock) of dividends paid on Common Stock.

Effective Date means the effective date of the Plan, as provided in Section 4.

Employee means any person who is an employee of the Corporation or any Affiliate (including entities which become Affiliates after the Effective Date of the Plan). For this purpose, an individual shall be considered to be an Employee only if there exists between the individual and the Corporation or an Affiliate the legal and bona fide relationship of employer and employee (subject to any requirements imposed under Code Section 409A); provided, however, that, with respect to Incentive Options, “Employee” means any person who is considered an employee of the Corporation or any Parent or Subsidiary for purposes of Treas. Reg. Section 1.421-1(h) (or any successor provision related thereto).

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value as of a given day means the market price of Common Stock, determined as follows:

(i)	if the Common Stock is admitted to trading on a national securities exchange (including the Nasdaq Stock Market), the closing quoted selling price of the Common Stock on that date, as reported in the

Wall Street Journal. The Common Stock is not traded on the applicable date, the Fair Market Value shall be determined on the basis of the closing quoted selling price of the Common Stock on the immediately preceding date on which such stock was traded;

(ii)	if the Common Stock is not traded on a national securities exchange and is not reported on the Nasdaq National Market (“Nasdaq”), the closing quoted selling price of the Common Stock on that date as quoted in “pink sheets” published by the National Daily Quotation Bureau; or

(iii)	if the Common Stock is not publicly traded, the amount determined by the Committee in good faith.

Freestanding SAR means an SAR that is granted without relation to an Option, as provided in Section 8.

Incentive Option means an Option that is designated by the Administrator as an Incentive Option pursuant to Section 7 and intended to meet the requirements of incentive stock options under Code Section 422.

Independent Contractor means an independent contractor, consultant or advisor providing services to the Corporation or an Affiliate.

Nonemployee Director means a Director who is not an Employee of the Corporation or an Affiliate.

Nonqualified Option means an Option granted under Section 7 that does not or is not intended to qualify as an incentive stock option under Code Section 422.

Option means a stock option granted under Section 7 that entitles the holder to purchase from the Corporation a stated number of shares of Common Stock at the price set forth in an Award Agreement.

Option Period means the term of an Option, as provided in Section 7(d).

Option Price means the price at which an Option may be exercised, as provided in Section 7(b).

Parent means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

Participant means an individual employed by, or providing services to, the Corporation or an Affiliate who satisfies the requirements of Section 6 and is selected by the Administrator to receive an Award under the Plan.

Performance Award means a Performance Share Award and/or a Performance Unit Award, as provided in Section 10.

Performance Share means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, stated with reference to a specified number of shares of Common Stock, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

Performance Unit means an Award granted under Section 10, in an amount determined by the Administrator and specified in an Award Agreement, that entitles the holder to receive shares of Common Stock, a cash payment or a combination of Common Stock and cash (as determined by the Administrator), subject to the terms of the Plan and the terms and conditions established by the Administrator.

Phantom Stock Award means an Award granted under Section 11, entitling a Participant to a payment in cash, shares of Common Stock or a combination of cash and Common Stock (as determined by the Administrator), following the completion of the applicable vesting period and compliance with the terms of the

Plan and other terms and conditions established by the Administrator. The unit value of a Phantom Stock Award shall be based on the Fair Market Value of a share of Common Stock.

Plan means the HealthExtras, Inc. 2006 Stock Incentive Plan, as it may be hereafter amended and/or restated.

Related SAR means an SAR granted under Section 8 that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Corporation, unexercised, of that portion of the Option to which the SAR relates.

Restricted Award means a Restricted Stock Award and/or a Restricted Stock Unit Award, as provided in Section 9.

Restricted Stock Award means shares of Common Stock awarded to a Participant under Section 9. Shares of Common Stock subject to a Restricted Stock Award shall cease to be restricted when, in accordance with the terms of the Plan and the terms and conditions established by the Administrator, the shares vest and become transferable and free of substantial risks of forfeiture.

Restricted Stock Unit means a Restricted Award granted to a Participant pursuant to Section 9 which is settled (i) by the delivery of one share of Common Stock for each Restricted Stock Unit, (ii) in cash in an amount equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, or (iii) in a combination of cash and Shares equal to the Fair Market Value of one share of Common Stock for each Restricted Stock Unit, as determined by the Administrator. A Restricted Stock Unit Award represents the promise of the Corporation to deliver shares, cash or a combination thereof, as applicable, at the end of the Restriction Period, subject to compliance with the terms of the Plan and the terms and conditions established by the Administrator.

Retirement shall, as applied to any Participant, be as defined in any employment agreement, consulting agreement or other similar agreement, if any, to which the Participant is a party, or, if there is no such agreement (or if any such agreement does address the effect of termination due to retirement), “Retirement” shall mean retirement in accordance with the retirement policies and procedures established by the Corporation, as determined by the Administrator and, where applicable, in accordance with Code Section 409A.

SAR means a stock appreciation right granted under Section 8 entitling the Participant to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the SAR base price, subject to the terms of the Plan and any other terms and conditions established by the Administrator. References to “SARs” include both Related SARs and Freestanding SARs, unless the context requires otherwise.

Securities Act means the Securities Act of 1933, as amended.

Subsidiary means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

Termination Date means the date of termination of a Participant’s employment or service for any reason, as determined by the Administrator in its discretion.

2.	PURPOSE

The purpose of the Plan is to encourage and enable selected Employees, Directors and Independent Contractors of the Corporation and its Affiliates to acquire or to increase their holdings of Common Stock of the Corporation and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of Awards to selected Employees, Independent Contractors and Directors, including the granting to selected Participants of Options in the form of Incentive Stock Options and Nonqualified Options; SARs in the form of Related SARs and Freestanding SARs; Restricted Awards in the form of Restricted Stock Awards and Restricted Stock Units; Performance Awards in the form of Performance Shares and Performance Units; Phantom Stock Awards and/or Dividend Equivalent Awards.

3.	ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors of the Corporation or a designated Committee, which initially shall be the Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of two or more “non-employee directors,” as such term is defined in Rule 16b-3 under the Exchange Act, or as may otherwise be permitted under Rule 16b-3. Further, to the extent required by Section 162(m) of the Code, the Plan shall be administered by a committee comprised of two or more “outside directors” (as such term is defined in Section 162(m)) or as may otherwise be permitted under Section 162(m). For the purposes of the Plan, the term “Administrator” shall refer to the Board and, upon its delegation to the Committee of all or part of its authority to administer the Plan, to the Committee. Notwithstanding the foregoing, the Board shall have sole authority to grant discretionary Awards to Directors who are not employees of the Corporation or its Affiliates.

(b) Subject to the provisions of the Plan, the Administrator shall have full and final authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award; (ii) to prescribe the form or forms of Award Agreements evidencing any Awards granted under the Plan; (iii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iv) to construe and interpret the Plan, Awards and Award Agreements made under the Plan, to interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. Except to the extent otherwise required under Code Section 409A, (i) the Administrator shall have the authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable, vested or earned shall become exercisable, vested or earned in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any recipient; and (ii) the Administrator also may in its sole discretion modify or extend the terms and conditions for exercise, vesting or earning of an Award. The Administrator may determine that a Participant’s rights, payments and/or benefits with respect to an Award (including but not limited to any shares issued or issuable and/or cash paid or payable with respect to an Award) shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of policies of the Corporation or an Affiliate, breach of non-solicitation, non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is determined by the Administrator to be detrimental to the business or reputation of the Corporation or any Affiliate. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards (including but not limited to the establishment of subplans) as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States. In addition to action by meeting in accordance with applicable laws, any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Board or Committee, as appropriate, and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. No member of the Board or Committee, as applicable, shall be liable while acting as Administrator for any action or determination made in good faith with respect to the Plan, an Award or an Award Agreement. The members of the Board or Committee, as applicable, shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s certificate of incorporation and bylaws and/or under applicable law.

(c) Notwithstanding the other provisions of Section 3, the Administrator may delegate to one or more officers of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) with respect to such Awards (subject to any restrictions imposed by applicable laws, rules and regulations and such terms and conditions as may be established by the Administrator); provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the Participant, at the time of said grant or other determination, (i) is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act; and (ii) is not deemed to be a Covered Employee as defined under Section 162(m) of the Code. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to one or more officers of the Corporation, references to the Administrator shall include references to such officer or officers, subject, however, to the requirements of the Plan, Rule 16b-3, Section 162(m) of the Code and other applicable laws, rules and regulations.

4.	EFFECTIVE DATE; TERM

The Effective Date of the Plan shall be the date of shareholder approval of the Plan. Awards may be granted under the Plan on and after the Effective Date, but not after the date that is the tenth anniversary less one day after the Effective Date. Awards that are outstanding at the end of the Plan term for such earlier termination date as may be established by the Board pursuant to Section 15(a) shall continue in accordance with their terms, unless otherwise provided in the Plan or an Award Agreement.

5.	SHARES OF STOCK SUBJECT TO THE PLAN; AWARD LIMITATIONS

(a) Shares of Stock Subject to the Plan: Subject to adjustments as provided in Section 5(d), the aggregate number of shares of Common Stock that may be granted pursuant to Awards under the Plan shall not exceed 1,500,000. Any shares granted as Awards of Options or SARs shall be counted against this number as one (1) share for every one (1) share granted, regardless of the number of shares that may be issued upon exercise of an SAR to be settled in shares. Any shares granted as Awards other than Options or SARs shall be counted against this number as one and forty-five hundredths (1.45) shares for every one (1) share granted. Shares delivered under the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder.

(b) Award Limitations: Notwithstanding any provision in the Plan to the contrary, the following limitations shall apply to Awards granted under the Plan, in each case subject to adjustments pursuant to Section 5(d):

(i)	The maximum number of shares of Common Stock that may be issued under the Plan pursuant to the grant of Incentive Options shall not exceed 1,500,000 shares, or such lesser number of shares as may be available under the Plan pursuant to Section 5(a) herein;

(ii)	In any consecutive 36-month period, no Participant may be granted Options and SARs that are not related to an Option for more than 1,000,000 shares of Common Stock;

(iii)	No Participant may be granted Restricted, Performance Share and Phantom Stock Awards in any consecutive 36-month period for more than 500,000 shares of Common Stock; and

(iv)	No Participant may be paid more than $2,000,000 with respect to any cash-denominated Performance Units which were granted during any single calendar year.

(c) Shares Not Subject to Limitations: The following will not be applied to the share limitations of Section 5(a) above: (i) dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding Awards; (ii) any shares subject to an Award under the Plan which Award is forfeited, cancelled, terminated, expired or lapsed for any reason or any shares subject to an Award which shares are repurchased or reacquired by the Corporation; and (iii) Awards that by their terms are settled in cash rather than the issuance of shares.

(d) Adjustments: If there is any change in the outstanding shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or an Affiliate, or if the Board of Directors of the Corporation declares a stock dividend, stock split distributable in shares of Common Stock, reverse stock split, combination or reclassification of the Common Stock, or if there is a similar change in the capital stock structure of the Corporation or an Affiliate affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Administrator shall make such adjustments to Awards and to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards or as may be otherwise advisable.

6.	ELIGIBILITY

An Award may be granted only to an individual who satisfies all of the following eligibility requirements on the date the Award is granted:

(a) the individual is either an Employee, a Director, or an Independent Contractor.

(b) with respect to the grant of Incentive Options, the individual is otherwise eligible to participate under Section 6, is an Employee of the Corporation or a Parent or Subsidiary and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary. Notwithstanding the foregoing, an Employee who owns more than 10% of the total combined voting power of the Corporation or a Parent or Subsidiary may be granted an Incentive Option if the Option Price is at least 110% of the Fair Market Value of the Common Stock, and the Option Period does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him under Section 424(d) of the Code.

(c) With respect to the grant of substitute awards or assumption of awards in connection with a merger, consolidation, acquisition, reorganization or similar business combination involving the Corporation or an Affiliate, the recipient is otherwise eligible to receive the Award and the terms of the award are consistent with the Plan and applicable laws, rules and regulations (including, to the extent necessary, the federal securities laws registration provisions and Section 424(a) of the Code).

(d) The individual, being otherwise eligible under this Section 6, is selected by the Administrator as an individual to whom an Award shall be granted (as defined above, a “Participant”).

7.	OPTIONS.

(a) Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, subject to such terms and conditions, and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan, as determined by the Administrator; provided, however, that Incentive Options may only be granted to Employees of the Corporation or a Parent or Subsidiary. To the extent that an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option. An Option may be granted with or without a Related SAR.

(b) Option Price: The Option Price shall be established by the Administrator and stated in the Award Agreement evidencing the grant of the Option; provided, that the Option Price of an Option shall be no less than 100% of the Fair Market Value per share of the Common Stock as determined on the date the Option is granted Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed options of an acquired entity with an Option Price not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the option price of any such assumed or substituted option was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted options otherwise comply with Code Section 409A.

(c) Date of Grant: An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any other date specified by the Administrator as the date of grant of the Option.

(d) Option Period and Limitations on the Right to Exercise Options:

(i)	The Option Period shall be determined by the Administrator at the time the Option is granted and shall be stated in the Award Agreement; however, except as provided in Section 7(d)(iii)(B) of this Plan, the Option Period shall not extend more than 10 years from the date on which the Option is granted (or five years with respect to Incentive Options granted to an Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Parent or Subsidiary, as provided in Section 6(b)). Any Option or portion thereof not exercised before expiration of the Option Period shall terminate. The period or periods during which, and conditions pursuant to which, an Option may become exercisable shall be determined by the Administrator in its discretion, subject to the terms of the Plan.

(ii)	An Option may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such conditions as may be established by the Administrator or its designee. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate purchase price to be paid therefor and shall be accompanied by payment of such purchase price. The total number of shares that may be acquired upon exercise of an Option shall be rounded down to the nearest whole share. Unless an Award Agreement provides otherwise, such payment shall be in the form of cash or cash equivalent; provided that, where permitted by the Administrator and applicable laws, rules and regulations (and subject to such terms and conditions as may be established by the Administrator), payment may also be made:

(A)	By delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant for such time period, if any, as may be determined by the Administrator and otherwise acceptable to the Administrator;

(B)	By shares of Common Stock withheld upon exercise;

(C)	By delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale proceeds to pay the Option Price;

(D)	By such other payment methods as may be approved by the Administrator and which are acceptable under applicable law; or

(E)	By any combination of the foregoing methods.

Shares tendered or withheld in payment on the exercise of an Option shall be valued at their Fair Market Value on the date of exercise.

(iii)	Unless the Administrator determines otherwise, no Option granted to a Participant who was an Employee at the time of grant shall be exercised unless the Participant is, at the time of exercise, an Employee as described in Section 6(a), and has been an Employee continuously since the date the Option was granted, subject to the following:

(A)	The employment relationship of the Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence; provided that the period of such leave does not exceed 90 days, or, if longer, as long as the Participant’s right to reemployment is guaranteed either by statute or by contract. The employment relationship of a Participant shall also be treated as continuing intact while the Participant is not in active service because of Disability. The Administrator shall have sole authority to determine whether a Participant is disabled and, if applicable, the Participant’s Termination Date.

(B)	Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment of a Participant is terminated because of Disability or death, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the close of the one-year period following the Termination Date (or such other period stated in the Award Agreement), regardless of the remaining term of the Option Period. Options shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(C)	Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment of the Participant is terminated for any reason other than Disability, death or for Cause, his Option may be exercised to the extent exercisable on his Termination Date, except that the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A) accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the Participant dies following such termination of employment and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (C), the Participant shall be treated as having died while employed under subparagraph (B) (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession.

(D)	Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment of the Participant is terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator.

(E)	Notwithstanding the foregoing, the Administrator may, in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the terms and conditions to exercise, or any combination of the foregoing.

(iv)	Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was a Director but who was not an Employee at the time of grant may be exercised only to the extent exercisable on the Participant’s Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of six months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(v)

Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), an Option granted to a Participant who was an Independent Contractor at the time of grant (and who does not thereafter become an Employee, in which case he shall be subject to the provisions of Section 7(d)(iii)) may be exercised only to the extent exercisable on the Participant’s

Termination Date (unless the termination was for Cause), and must be exercised, if at all, prior to the first to occur of the following, as applicable: (X) the close of the period of three months next succeeding the Termination Date (or such other period stated in the Award Agreement); or (Y) the close of the Option Period. If the services of a Participant are terminated for Cause, his Option shall lapse and no longer be exercisable as of his Termination Date, as determined by the Administrator. Notwithstanding the foregoing, the Administrator may in its sole discretion (subject to any requirements imposed under Code Section 409A), accelerate the date for exercising all or any part of an Option which was not otherwise exercisable on the Termination Date, extend the period during which an Option may be exercised, modify the other terms and conditions to exercise, or any combination of the foregoing.

(e) Notice of Disposition: If shares of Common Stock acquired upon exercise of an Incentive Option are disposed of within two years following the date of grant or one year following the transfer of such shares to a Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Administrator may reasonably require.

(f) Limitation on Incentive Options: In no event shall there first become exercisable by an Employee in any one calendar year Incentive Options granted by the Corporation or any Parent or Subsidiary with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000. To the extent that any Incentive Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered a Nonqualified Option.

(g) Nontransferability: Incentive Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession or, in the Administrator’s discretion, as may otherwise be permitted in accordance with Treas. Reg. Section 1.421-1(b)(2) or any successor provision thereto. Nonqualified Options shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act. An Option shall be exercisable during the Participant’s lifetime only by him, by his guardian or legal representative or by a transferee in a transfer permitted by this Section 7(g). The designation of a beneficiary in accordance with Section 18(g) does not constitute a transfer.

8.	STOCK APPRECIATION RIGHTS

(a) Grant of SARs: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant SARs to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. SARs may be granted to the holder of an Option (a “Related Option”) with respect to all or a portion of the shares of Common Stock subject to the Related Option (a “Related SAR”) or may be granted separately to an eligible individual (a “Freestanding SAR”). The base price per share of an SAR shall be no less than 100% of the Fair Market Value per share of the Common Stock on the date the SAR is granted. Notwithstanding the foregoing, the Administrator may in its discretion authorize the grant of substitute or assumed SARs of an acquired entity with a base price per share not equal to at least 100% of the Fair Market Value of the stock on the date of grant, if the base price of any such assumed or substituted SAR was at least equal to 100% of the fair market value of the underlying stock on the original date of grant and if the terms of such assumed or substituted SAR otherwise comply with Code Section 409A.

(b) Related SARs: A Related SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such Related Option; provided, however, that Related SARs must be granted in accordance with Code Section 409A. The base price of a Related SAR shall be equal to the Option Price of the Related Option. Related SARs shall be exercisable only at the time and to the extent that the Related

Option is exercisable (and may be subject to such additional limitations on exercisability as the Administrator may provide in the agreement), and in no event after the complete termination or full exercise of the Related Option. Notwithstanding the foregoing, a Related SAR that is related to an Incentive Option may be exercised only to the extent that the Related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the Related Option. Upon the exercise of a Related SAR granted in connection with a Related Option, the Option shall be canceled to the extent of the number of shares as to which the SAR is exercised, and upon the exercise of a Related Option, the Related SAR shall be canceled to the extent of the number of shares as to which the Related Option is exercised or surrendered.

(c) Freestanding SARs: An SAR may be granted without relationship to an Option (as defined above, a “Freestanding SAR”) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the Plan.

(d) Exercise of SARs:

(i)	Subject to the terms of the Plan, SARs shall be exercisable in whole or in part upon such terms and conditions as may be established by the Administrator and stated in the applicable Award Agreement. The period during which an SAR may be exercisable shall not exceed 10 years from the date of grant or, in the case of Related SARs, such shorter Option Period as may apply to the Related Option. Any SAR or portion thereof not exercised before expiration of the period established by the Administrator shall terminate.

(ii)	SARs may be exercised by giving written notice to the Corporation in form acceptable to the Administrator at such place and subject to such terms and conditions as may be established by the Administrator or its designee. Unless the Administrator determines otherwise, the date of exercise of an SAR shall mean the date on which the Corporation shall have received proper notice from the Participant of the exercise of such SAR.

(iii)	Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise an SAR following termination of the Participant’s employment or service with the Corporation. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all SARs issued pursuant to this Section 8 and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, unless the Administrator determines otherwise, no SAR may be exercised unless the Participant is, at the time of exercise, an eligible Participant, as described in Section 6, and has been a Participant continuously since the date the SAR was granted.

(e) Payment Upon Exercise: Subject to the limitations of the Plan, upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Corporation in an amount determined by multiplying (i) the difference between the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of the SAR by (ii) the number of shares of Common Stock with respect to which the SAR is being exercised. Notwithstanding the foregoing, the Administrator in its discretion may limit in any manner the amount payable with respect to an SAR. The consideration payable upon exercise of an SAR shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock, as determined by the Administrator. Notwithstanding the foregoing, an SAR shall be structured in a manner designed to be exempt from, or to comply with, the requirements of Code Section 409A.

(f) Nontransferability: Unless the Administrator determines otherwise, (i) SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and (ii) SARs may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative. The designation of a beneficiary in accordance with Section 18(g) does not constitute a transfer.

9.	RESTRICTED AWARDS

(a) Grant of Restricted Awards: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Restricted Awards to such individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Such Restricted Awards may be in the form of Restricted Stock Awards and/or Restricted Stock Units that are subject to certain conditions, which conditions must be met in order for the Restricted Award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted Stock Awards shall be payable in shares of Common Stock. Restricted Stock Units shall be payable in cash or shares of Common Stock, or partly in cash and partly in shares of Common Stock, in accordance with the terms of the Plan and the discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the “Restriction Period”), and shall determine the conditions which must be met in order for a Restricted Award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), Retirement, Disability, death, or any combination of such conditions. Notwithstanding the foregoing, Restricted Awards that vest based solely on continued service or the passage of time shall be subject to a minimum Restriction Period of one year (except in the case of (i) Restricted Awards assumed or substituted in connection with mergers, acquisitions or other business transactions, (ii) Restricted Awards granted in connection with the recruitment or hiring of a Participant, and/or (iii) Restricted Awards granted pursuant to any incentive compensation or bonus program established by the Corporation). In the case of Restricted Awards based upon performance criteria, or a combination of performance criteria and continued service, the Administrator shall determine the Performance Measures applicable to such Restricted Awards.

(b) Vesting of Restricted Awards: Subject to the terms of the Plan and Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Restricted Awards have vested and been earned and are payable and to establish and interpret the terms and conditions of Restricted Awards. The Administrator may (subject to any restrictions imposed under Code Section 409A) accelerate the date that any Restricted Award granted to a Participant shall be deemed to be vested or earned in whole or in part, without any obligation to accelerate such date with respect to other Restricted Awards granted to any Participant.

(c) Forfeiture of Restricted Awards: Unless the Administrator determines otherwise, if the employment or service of a Participant shall be terminated for any reason and all or any part of a Restricted Award has not vested or been earned pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Dividend and Voting Rights; Share Certificates: The Administrator shall have sole discretion to determine whether a Participant shall have dividend rights, voting rights or other rights as a stockholder with respect to shares subject to a Restricted Award which has not yet vested or been earned. If the Administrator so determines, a certificate or certificates for shares of Common Stock subject to a Restricted Award may be issued in the name of the Participant as soon as practicable after the Award has been granted; provided, however, that, notwithstanding the foregoing, the Administrator shall have the right to retain custody of certificates evidencing the shares subject to a Restricted Award and to require the Participant to deliver to the Corporation a stock power, endorsed in blank, with respect to such Award, until such time as the Restricted Award vests (or is forfeited) and is no longer subject to a substantial risk of forfeiture.

(e) Nontransferability: Unless the Administrator determines otherwise, Restricted Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Restricted Award shall not sell, transfer, assign, pledge or otherwise encumber shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with Section 18g) does not constitute a transfer.

10.	PERFORMANCE AWARDS

(a) Grant of Performance Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Performance Awards to such eligible individuals subject to one or more of the performance measures set forth in this Plan. Performance Awards may be in the form of Performance Shares and/or Performance Units. An Award of a Performance Share is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator’s discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the Fair Market Value of a share of Common Stock. An Award of a Performance Unit is a grant of a right to receive shares of Common Stock or a designated dollar value amount of Common Stock which is contingent upon the achievement of performance or other objectives during a specified period, and which has an initial value determined in a dollar amount established by the Administrator at the time of grant. Subject to Section 5(b), the Administrator shall have complete discretion in determining the number of Performance Units and/or Performance Shares granted to any Participant. The Administrator shall determine the nature, length and starting date of the period during which a Performance Award may be earned (the “Performance Period”), and shall determine the conditions which must be met in order for a Performance Award to be granted or to vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions.

(b) Performance Measures: The Administrator may grant Performance Awards to Covered Officers based upon the attainment of performance targets related to one or more performance measures selected by the Administrator from among the measures specified below. For the purposes of this Section 10, performance measures shall be limited to one or more of the following Corporation, Subsidiary, operating unit or division financial performance measures:

(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	return on equity, assets, capital, capital employed, or investment;

(d)	after tax operating income;

(e)	net income;

(f)	earnings or book value per share of Common Stock;

(g)	cash flow(s);

(h)	total sales or revenues or sales or revenues per employee;

(i)	stock price or total shareholder return;

(j)	dividends;

(k)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or

(l)	any combination thereof.

Each measure may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparison based on internal targets, the past performance of the Corporation or any Subsidiary, operating unit or division of the Corporation and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholder’ equity and/or shares of Common Stock outstanding, or to assets or net assets.

(c) Earning of Performance Awards: Subject to the terms of the Plan and the requirements of Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Performance Awards have been earned and are payable and to interpret the terms and conditions of Performance Awards and the provisions of this Section 10. The Administrator, in its sole and absolute discretion, may (subject to any restrictions imposed under Code Section 409A) accelerate the date that any Performance Award granted to a Participant shall be deemed to be earned in whole or in part, without any obligation to accelerate such date with respect to other Awards granted to any Participant.

(d) Form of Payment: Payment of the amount to which a Participant shall be entitled upon earning a Performance Award shall be made in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined by the Administrator in its sole discretion. Payment may be made in a lump sum or in installments upon such terms as may be established by the Administrator.

(e) Forfeiture of Performance Awards: Unless the Administrator determines otherwise (subject to any restrictions imposed under Code Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Performance Award pursuant to the terms of the Plan and individual Award, such Award, to the extent not then earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(f) Nontransferability: Unless the Administrator determines otherwise, Performance Awards that have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a Performance Award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the Award until the Performance Period has expired and until the conditions to earning the Award have been met. The designation of a beneficiary in accordance with Section 18(g) does not constitute a transfer.

11.	PHANTOM STOCK AWARDS

(a) Grant of Phantom Stock Awards: Subject to the terms of the Plan, the Administrator may in its discretion grant Phantom Stock Awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A Phantom Stock Award is an Award to a Participant of a number of hypothetical share units with respect to shares of Common Stock, with a value per unit based on the Fair Market Value of a share of Common Stock.

(b) Vesting of Phantom Stock Awards: Subject to the terms of the Plan and the requirements of Code Section 409A, the Administrator shall have sole authority to determine whether and to what degree Phantom Stock Awards have vested and are payable and to interpret the terms and conditions of Phantom Stock Awards.

(c) Forfeiture of Phantom Stock Awards: Unless the Administrator determines otherwise (subject to any requirements imposed under Code Section 409A), if the employment or service of a Participant shall be terminated for any reason and all or any part of a Phantom Stock Award has not vested and become payable pursuant to the terms of the Plan and the individual Award, such Award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the Participant shall have no further rights with respect thereto.

(d) Payment of Phantom Stock Awards: Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Administrator, the Participant shall be entitled to a payment of an amount equal to the Fair Market Value of one share of Common Stock with respect to each such Phantom Stock unit which has vested and is payable. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their Fair Market Value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. The Administrator may, however, establish a limitation on the amount payable in respect of each share of Phantom Stock. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

(e) Nontransferability: Unless the Administrator determines otherwise, (i) Phantom Stock Awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, (ii) Phantom Stock Awards may be exercised during the Participant’s lifetime only by him or by his guardian or legal representative, and (iii) shares of Common Stock (if any) subject to a Phantom Stock Award may not be sold, transferred, assigned, pledged or otherwise encumbered until the Phantom Stock Award has vested and all other conditions established by the Administrator have been met. The designation of a beneficiary in accordance with Section 18(g) does not constitute a transfer.

12.	DIVIDENDS AND DIVIDEND EQUIVALENTS

The Administrator may, in its sole discretion, provide that Awards granted under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a Participant’s account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents. Notwithstanding the other provisions herein, any dividends or dividend equivalent rights related to an Award shall be structured in a manner so as to avoid causing the Award to be subject to Code Section 409A or shall otherwise be structured so that the Award and dividends or dividend equivalents are in compliance with Code Section 409A.

13.	NO RIGHT OR OBLIGATION OF CONTINUED EMPLOYMENT OR SERVICE

Neither the Plan, the grant of an Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the service of the Corporation or an Affiliate as an Employee, Director or Independent Contractor or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time.

14.	AMENDMENT AND TERMINATION OF THE PLAN

(a) Amendment and Termination of Plan: The Plan may be amended, altered and/or terminated at any time by the Board; provided, that (i) approval of an amendment to the Plan by the stockholders of the Corporation shall be required to the extent, if any, that stockholder approval of such amendment is required by applicable law, rule or regulation; and (ii) except for adjustments made pursuant to Section 5(d), the Option Price for any outstanding Option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding Option or SAR be surrendered to the Corporation as consideration for the grant of a new Option or SAR with a lower Option Price or base price than the original Option or SAR or another Award or cash, as the case may be, without stockholder approval of any such action.

(b) Amendment of Awards: The Administrator may amend, alter or terminate any Award granted under the Plan, prospectively or retroactively, but such amendment, alteration or termination of an Award shall not, without the consent of the recipient of an outstanding Award, materially adversely affect the rights of the recipient with respect to the Award.

(c) Unilateral Authority of Administrator to Modify Plan and Awards: Notwithstanding Section 14(a) and Section 14(b) herein, the following provisions shall apply:

(i)	The Administrator shall have unilateral authority to amend the Plan and any Award (without Participant consent and without stockholder approval, unless such stockholder approval is required by applicable laws, rules or regulations) to the extent necessary to comply with applicable laws, rules or regulations or changes to applicable laws, rules or regulations (including but not limited to Code Section 409A, Code Section 422 and federal securities laws).

(ii)

The Administrator shall have unilateral authority to make adjustments to the terms and conditions of Awards in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles.

15.	RESTRICTIONS ON AWARDS AND SHARES

The Corporation may impose such restrictions on Awards, shares and any other benefits underlying Awards hereunder as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

16.	CHANGE IN CONTROL

The Administrator shall (subject to any requirements imposed under Code Section 409A) have sole discretion to determine the effect, if any, on an Award, including but not limited to the vesting, earning and/or exercisability of an Award, in the event of a Change in Control. Without limiting the effect of the foregoing, in the event of a Change in Control, the Administrator’s discretion shall include, but shall not be limited to, the discretion to determine that an Award shall vest, be earned or become exercisable in whole or in part, shall be assumed or substituted for another award, shall be cancelled without the payment of consideration, shall be cancelled in exchange for a cash payment or other consideration, and/or that other actions (or no action) shall be taken with respect to the Award. The Administrator also has discretion to determine that acceleration or any other effect of a Change in Control on an Award shall be subject to both the occurrence of a Change in Control event and termination of employment or service of the Participant. Any such determination of the Administrator may be, but shall not be required to be, stated in an individual Award Agreement.

17.	COMPLIANCE WITH CODE SECTION 409A

(a) General: Notwithstanding any other provision in the Plan or an Award to the contrary, if and to the extent that Section 409A of the Code is deemed to apply to the Plan or any Award granted under the Plan, it is the general intention of the Corporation that the Plan and all such Awards shall, to the extent practicable, comply with Code Section 409A, and the Plan and any such Award shall, to the extent practicable, be construed in accordance therewith. Deferrals pursuant to an Option, an SAR, a Restricted Award or any other Award otherwise exempt from Code Section 409A in a manner that would cause Code Section 409A to apply shall not be permitted unless such deferrals are in compliance with Code Section 409A. Without in any way limiting the effect of the foregoing, in the event that Code Section 409A requires that any special terms, provisions or conditions be included in the Plan or any Award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan or Award, as applicable. Further, in the event that the Plan or any Award shall be deemed not to comply with Code Section 409A, then neither the Corporation, the Administrator nor its or their designees or agents shall be liable to any Participant or other person for actions, decisions or determinations made in good faith.

(b) Specific Terms Applicable to Awards Subject to Code Section 409A: Without limiting the effect of Section 17(a), above, and notwithstanding any other provision in the Plan to the contrary, the following provisions shall, to the extent required under Code Section 409A, apply with respect to Awards deemed to involve the deferral of compensation under Code Section 409A:

(i)	Distributions: Distributions may be made with respect to Awards subject to Code Section 409A not earlier than upon the occurrence of one or more of the following events: (A) separation from service;

(B) disability; (C) death; (D) a specified time or pursuant to a fixed schedule; (E) a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation; or (F) the occurrence of an unforeseeable emergency. Each of the preceding distribution events shall be defined and interpreted in accordance with Code Section 409A.

(ii)	Specified Employees: With respect to Participants who are “specified employees” (as defined in Code Section 409A), a distribution due to separation from service may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant), except as may be otherwise permitted pursuant to Code Section 409A. To the extent that a Participant is subject to this section and a distribution is to be paid in installments, through an annuity, or in some other manner where payment will be periodic, the Participant shall be paid, during the seventh month following separation from service, the aggregate amount of payments he would have received but for the application of this section; all remaining payments shall be made in their ordinary course.

(iii)	No Acceleration: Unless permissible under Code Section 409A, acceleration of the time or schedule of any payment under the Plan is prohibited, except that, to the extent permitted by the Administrator and to the extent such exceptions do not violate Code Section 409A, the following accelerations may be permitted in an Award:

(A)	As necessary to fulfill a domestic relations order (as defined in Code Section 414(p)(1)(B));

(B)	to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101 and 3121(v)(2) on amounts deferred under the Plan (the “FICA Amount”), including the income tax at source on wages imposed under Code Section 3401 on the FICA Amount, and to pay the additional income tax at source of wages attributable to additional Code Section 3401 wages and taxes;

(C)	To pay any portion of an Award that is required to be included in income as a result of a violation of Code Section 409A; and

(D)	To pay an Award not greater than $10,000, provided that (X) such payment occurs on or before the later of December 31 of the calendar year in which occurs the Participant’s termination of employment or the 15th day of the third month following the Participant’s termination of employment and (Y) all Awards granted the Participant are (or have previously been) terminated on or before the date of payment.

(iv)	Short-Term Deferrals: Except to the extent otherwise required or permitted under Code Section 409A (and unless an individual Award Agreement or other instrument provides otherwise), distributions pursuant to Awards otherwise subject to Code Section 409A must be made no later than the later of (A) the date that is 2 1/2 months from the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; or (B) the date that is 2 1/2 months from the end of the Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

(v)	Deferral Elections:

(A)	In the sole discretion of the Administrator, a Participant may be permitted to make an election as to the time or form of any distribution from an Award, provided that, except as specified in (B) and (C) below, such election is made and becomes irrevocable not later than the close of the taxable year preceding the taxable year in which the services for which the Award is granted are to be performed, or at such other time or times as may be permitted under Code Section 409A. Notwithstanding the foregoing, a Participant may cancel a deferral election upon (X) a hardship distribution pursuant to Code Section 401(k), or (Y) upon application for a distribution under section 17(b)(i)(F) (unforeseeable emergency).

(B)	In the case of the first year in which the Participant becomes eligible to participate in the Plan, the election described in (A) may be made with respect to services to be performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan.

(C)	In the case of any performance-based compensation (as that term is defined in Code Section 409A), where such compensation is based on services performed over a period of at least 12 months, the election described in (A) may be made no later than six months before the end of the period.

(D)	In the case of any Award subject to a substantial risk of forfeiture (as defined in Code Section 409A), the election described in (A) may be made within 30 days of the date the Participant first obtains a legally binding right to the Award, provided that the Award requires the Participant to perform at least 12 months of service after such election is made.

(vi)	Changes to Elections: To the extent that the Administrator, in its sole discretion, permits a subsequent election to delay a payment or change the form of payment that has been specified under (A), (B) or (C) above, the following provisions shall apply:

(A)	Such election may not take effect until 12 months after the date on which the election is made;

(B)	Where the payment is to be made for reasons other than death, disability or unforeseeable emergency, as those terms are defined in Section 17(b)(i), above, the first payment with respect to which such election is made must be deferred for a period of not less than five years from the date such payment would otherwise have been made; and

(C)	Any election related to a payment based upon a specified term or pursuant to a fixed schedule, as such terms are defined in Section 17(b)(i), above, may not be made less than 12 months prior to the date of the first scheduled payment hereunder.

Notwithstanding anything else in this Section 17(b)(vi) to the contrary and consistent with Code Section 409A, the Administrator may elect, or may allow the Participant to elect, on or before December 31, 2006, the time or form of payment of amounts subject to Code Section 409A, provided that any such election occurring in 2006 shall apply only to amounts that are not otherwise payable in 2006 and does not cause an amount to be paid in 2006 that would not otherwise be payable in that year.

(vii)	Delay of Time of Payment. Notwithstanding section 17(b)(i), above, the payment of any Award shall be delayed for the following reasons:

(A)	Where the Corporation reasonably anticipates that any deduction provided to it by payment of the Award to the Participant will be limited or eliminated by Code Section 162(m); in such a case, payment will be made as of the earlier of when the Administrator reasonably anticipates that the Corporation’s deduction under Code Section 162(m) will not be so limited or the calendar year in which the Participant separates from service;

(B)	Where the Corporation reasonably anticipates the payment of the Award will violate a term of a loan arrangement or any other similar contractual provision and the violation will cause material harm to the Corporation; in such a case, payment will be made at the earliest date at which the Administrator reasonably anticipates that payment will not cause such a violation; and

(C)	Where the Corporation reasonably anticipates that payment of the Award will violate federal securities laws or other applicable laws; in such a case, payment will be made at the earliest date when the Administrator reasonably anticipates that payment will not cause such a violation.

(viii)	Termination of Awards Subject to Code Section 409A. As permitted by the Administrator in its sole discretion, and in accordance with Code Section 409A, the Corporation may terminate an Award that is subject to Code Section 409A and distribute benefits to Participants.

18.	GENERAL PROVISIONS

(a) Stockholder Rights: Except as otherwise determined by the Administrator (and subject to the provisions of Section 9(d) regarding Restricted Awards), a Participant and his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Award and shall not have any rights of a stockholder unless and until certificates for such shares have been issued and delivered to him or them under the Plan. A certificate or certificates for shares of Common Stock acquired upon exercise of an Option or SAR shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) as soon as practicable following receipt of notice of exercise and, with respect to Options, payment of the Option Price (except as may otherwise be determined by the Corporation in the event of payment of the Option Price pursuant to Section 7(d)(ii)(C)). Except as otherwise provided in Section 9(d) regarding Restricted Awards, a certificate for any shares of Common Stock issuable pursuant to a Restricted Award, Performance Award or Phantom Stock Award shall be promptly issued in the name of the Participant (or his beneficiary) and distributed to the Participant (or his beneficiary) after the Award (or portion thereof) has vested or been earned. In no event will the issuance of certificates pursuant to the exercise of Options, settlement of SARs in shares of Common Stock, vesting of Restricted Awards or vesting of other Awards otherwise exempt from Code Section 409A be delayed in a manner that would cause the Award to be construed to involve the deferral of compensation under Code Section 409A unless such deferral is in compliance with Code Section 409A.

(b) Withholding: The Corporation shall withhold all required local, state, federal, foreign and other taxes and any other amount required to be withheld by any governmental authority or law from any amount payable in cash with respect to an Award. Prior to the delivery or transfer of any certificate for shares or any other benefit conferred under the Plan, the Corporation shall require any recipient of an Award to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the Administrator may establish procedures to permit a recipient to satisfy such obligation in whole or in part, and any local, state, federal, foreign or other income tax obligations relating to such an Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

(c) Section 16(b) Compliance: To the extent that any Participants in the Plan are subject to Section 16(b) of the Exchange Act, it is the general intention of the Corporation that transactions under the Plan shall comply with Rule 16b-3 under the Exchange Act and that the Plan shall be construed in favor of such Plan transactions meeting the requirements of Rule 16b-3 or any successor rules thereto. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

(d) Code Section 162(m) Performance-Based Compensation. To the extent to which Section 162(m) of the Code is applicable, the Corporation intends that compensation paid under the Plan to Covered Employees will, to the extent practicable, constitute “qualified performance-based compensation” within the meaning of Section 162(m), unless otherwise determined by the Administrator. Accordingly, Awards granted to Covered Employees which are intended to qualify for the performance-based exception under Code Section 162(m) shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Section 162(m), unless the Administrator, in its discretion, determines otherwise.

(e) Unfunded Plan; No Effect on Other Plans:

(i)

The Plan shall be unfunded, and the Corporation shall not be required to create a trust or segregate any assets that may at any time be represented by Awards under the Plan. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Affiliate, including, without limitation, any specific funds, assets or other property which the Corporation or any Affiliate, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Affiliate. Nothing contained in the Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

(ii)	The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan or as may be determined by the Administrator.

(iii)	The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Affiliate, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees or service providers of the Corporation or any Affiliate.

(f) Applicable Law: The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

(g) Beneficiary Designation: The Administrator may permit a Participant to designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards (if any) to which the Participant is otherwise entitled in the event of death. In the absence of such designation by a Participant, and in the event of the Participant’s death, the estate of the Participant shall be treated as beneficiary for purposes of the Plan, unless the Administrator determines otherwise. The Administrator shall have sole discretion to approve and interpret the form or forms of such beneficiary designation. A beneficiary, legal guardian, legal representative or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent that the Plan and/or Award Agreement provide otherwise, and to any additional restrictions deemed necessary or appropriate by the Administrator.

(h) Gender and Number: Except where otherwise indicated by the context, words in any gender shall include any other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(i) Severability: If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(j) Rules of Construction: Headings are given to the sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

(k) Successors and Assigns: The Plan shall be binding upon the Corporation, its successors and assigns, and Participants, their executors, administrators and permitted transferees and beneficiaries.

(l) Right of Offset: Notwithstanding any other provision of the Plan or an Award Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of a Participant by the amount of any obligation of the Participant to the Corporation that is or becomes due and payable.

(m) Effect of Changes in Status: Unless otherwise provided in an Award Agreement, determined by the Administrator or required by Code Section 409A, an Award shall not be affected by any change in the terms, conditions or status of the Participant’s employment or service, provided that the Participant continues to be in the employ of, or in service to, the Corporation or an Affiliate. Without limiting the foregoing, the Administrator has sole discretion to determine, subject to Code Section 409A, at the time of grant of an Award or at any time thereafter, the effect, if any, on Awards granted to a Participant if the Participant’s status as an Employee, Director or Independent Contractor changes, including but not limited to a change from full-time to part-time, or vice versa, or if other similar changes in the nature or scope of the Participant’s employment or service occur.

(n) Fractional Shares: Except as otherwise provided by the Plan or the Administrator, (i) the total number of shares issuable pursuant to the exercise, vesting or earning of an Award shall be rounded under general rounding principles to the nearest whole share (except where rounding down is required in order to preserve intended tax treatment or otherwise required by applicable law, rule or regulation), (ii) no fractional shares shall be issued, and (iii) no consideration shall be paid for any such fractional shares.

HEALTHEXTRAS, INC.

2006 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2006

10:00 a.m. Eastern Time

The undersigned hereby appoints Edward S. Civera and Thomas L. Blair, and each of them, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of HealthExtras, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held on June 6, 2006, at 10:00 a.m. Eastern Time, at the Ritz-Carlton Tysons Corner, 1700 Tysons Boulevard, McLean, VA 22102, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting, as follows:

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

HEALTHEXTRAS, INC.

June 6, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES AND “FOR” ALL OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. The election as directors of all nominees listed (except as marked to the contrary below.				2. The approval of the HealthExtras, Inc. 2006 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Daniel J. Houston O Michael R. McDonnell O Dale B. Wolf O Steven B. Epstein	(2008 Class) (2009 Class) (2009 Class) (2009 Class)		3. The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of HealthExtras, Inc. for the fiscal year ending December 31, 2006.	☐	☐	☐

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:			•

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” all of the nominees and “FOR” each of the proposals listed. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The signer acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated May 1, 2006 and of the Annual Report to Stockholders.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.